Exhibit 2.4

DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT

As of December 31, 2024, Natwest Group plc (the “Company,” “NatWest Group,” “we,” “us” and “our”), formerly Royal Bank of Scotland Group plc, had the following series of securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
American Depositary Shares, each representing 2 ordinary shares, nominal value £1.0769** per share	NWG	The New York Stock Exchange
Ordinary shares, nominal value £1.0769** per share		The New York Stock Exchange*
Dollar Perpetual Regulatory Tier 1 Securities	NWGP1	The New York Stock Exchange
3.032% Fixed-to-Fixed Reset Rate Subordinated Tier 2 Notes due 2035	NWG 35	The New York Stock Exchange
3.073% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2028	NWG 28	The New York Stock Exchange
5.076% Fixed Rate / Floating Rate Senior Notes due 2030	NWG 30	The New York Stock Exchange
4.445% Fixed Rate / Floating Rate Senior Notes due 2030	NWG 30A	The New York Stock Exchange
4.892% Fixed Rate / Floating Rate Senior Notes due 2029	NWG 29	The New York Stock Exchange
1.642% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2027	NWG27	The New York Stock Exchange
5.516% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2028	NWG28A	The New York Stock Exchange
7.472% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2026	NWG26A	The New York Stock Exchange
5.847% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2027	NWG27A	The New York Stock Exchange
6.016% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2034	NWG34	The New York Stock Exchange
5.808% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2029	NWG29B	The New York Stock Exchange
Senior Callable Floating Notes due 2028	NWG28B	The New York Stock Exchange
5.583% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2028	NWG28C	The New York Stock Exchange

Title of each class	Trading symbol	Name of each exchange on which registered
Senior Callable Floating Notes due 2028	NWG28D	The New York Stock Exchange
6.475% Fixed-to-Fixed Reset Rate Subordinated Tier 2 Notes due 2034	NWG34A	The New York Stock Exchange
5.778% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2028	NWG35A	The New York Stock Exchange
4.964% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2030	NWG30B	The New York Stock Exchange

*	Not for trading, but only in connection with the registration of American Depositary Shares representing such Ordinary Shares pursuant to the requirements of the Securities and Exchange Commission.
**	Nominal value of Ordinary shares without rounding is £1.076923076923077.

Capitalized terms used but not defined herein have the meanings given to them in NatWest Group’s annual report on Form 20-F for the fiscal year ended December 31, 2024.

ORDINARY SHARES

The following description of our ordinary shares is a summary and does not purport to be complete. It is subject to and qualified in its entirety by NatWest Group’s Articles of Association and by the Companies Act 1985 and the Companies Act 2006 and any other applicable English law concerning companies, as amended from time to time.

A copy of NatWest Group’s Articles of Association is filed as Exhibit 1.1 to our annual report on Form 20-F for the fiscal year ended December 31, 2024, incorporated by reference herein.

Share Capital

As at December 31, 2024, our allotted, called up and fully paid share capital was as follows.

(Title of each class)	(Number of outstanding shares)
Ordinary shares of £1.0769* each	8,331,144,875
11% cumulative preference shares	240,686
5½% cumulative preference shares	242,454

*	Nominal value of Ordinary shares without rounding is £1.076923076923077.

Voting Rights

Subject to any special rights or restrictions provided by the articles of association attaching to any shares or class of shares, on a show of hands every member who is present in person or by proxy shall have one vote (except that a proxy who is appointed by more than one member has one vote for and one vote against if the proxy has been instructed by one or more members to vote for the resolution and by one or more members to vote against the resolution), and on a poll every member who is present in person or by proxy shall have one vote for each 25 pence in nominal amount of shares held by him. Voting rights may not be exercised by a member who has been served with a restriction notice after failure to provide us with information concerning interests in shares to be provided under U.K. law.

Holders of non-cumulative preference shares are not entitled to attend or vote at any general meeting unless the business of the meeting includes the consideration of a resolution for the winding-up of NatWest Group or any resolution directly varying or abrogating the rights attached to any such shares and then in such case only to speak to and vote upon any such resolution. However, holders have the right to vote in respect of any matter when the dividend payable on their shares has not been declared in full for such number of dividend periods as the directors shall determine prior to the allotment thereof. Whenever a holder is entitled to vote at a general meeting, on a show of hands every shareholder who is present in person has one vote and, on a poll, every such holder who is present in person or by proxy shall have such number of votes as may be determined by the directors prior to allotment.

Shareholders’ Meetings

The Board must call an annual general meeting in each period of six months beginning with the day following our accounting reference date. Other general meetings may be called by the directors whenever they think fit. The directors must also convene a meeting upon the request of shareholders holding not less than 5% of our paid-up capital carrying voting rights at general meetings of shareholders. A request for a general meeting of shareholders must state the general nature of the business to be dealt with at the meeting, and must be signed by the requesting shareholders and deposited at our registered office or an address specified by us for the purpose. If our directors fail to give notice of such meeting to shareholders within 21 days from receipt of notice (the meeting in question to be held on a date not more than 28 days after the date of the notice convening the meeting), the shareholders that requested the general meeting, or any of them representing more than one-half of the total voting rights of all shareholders that requested the meeting, may themselves convene a meeting, but any meeting so convened shall not be held after the expiration of three months. Any such meeting must be convened in the same manner, as nearly as possible, as that in which meetings are to be convened by our directors.

We must give at least 21 days’ notice of a general meeting but, in the case of any general meeting other than an annual general meeting, the Companies Act 2006 (the “2006 Act”) allows us to use a shorter notice period of 14 days provided that certain conditions are met, including the passing of an appropriate resolution at an annual general meeting. Notice shall be given to the auditors and to every member of NatWest Group, other than those who are not entitled to receive such notice under the provisions of the articles of association.

We may not hold an annual or general meeting at short notice other than in relation to a general meeting that is adjourned.

The notice calling a general meeting must specify the place, day and time of the meeting.

Attendance at Shareholders’ Meetings; Proxies and Votes by Mail

In general, all shareholders (subject to restrictions for holders of non-cumulative preference shares as set out above) who have properly registered their shares may participate in general meetings. Shareholders may attend, speak and vote in person or by proxy.

In order to attend or vote at any general meeting, a person must be entered on the register of members by the time, being not more than 48 hours before the meeting, specified in the notice of the general meeting (as described below under “–Quorum”).

A shareholder may appoint a proxy in writing or by electronic communication. The appointment of a proxy must be delivered to or received by us at the address specified for that purpose not later than 48 hours before the time appointed for the holding of the meeting. A proxy need not be a member of NatWest Group.

Quorum

The articles of association state that no business other than the appointment of a chairman of the meeting shall be transacted at any general meeting unless a quorum is present. A quorum for the purposes of a general meeting is five shareholders present in person and entitled to vote at the meeting.

If a quorum is not present at a general meeting within 15 minutes of the time appointed for the meeting (or such longer time not exceeding one hour as the chairman of the meeting may determine), the meeting shall be adjourned to either the day and time specified in the notice convening the meeting for such purpose or (if not specified) such time as the chairman of the meeting may determine. In the event of the latter, not less than seven days’ notice of the adjourned meeting (or such longer notice as may be required by statute) shall be given. If a quorum is not present at the adjourned meeting within 15 minutes of the time appointed, the members present in person or by proxy and entitled to vote at the meeting shall constitute a quorum.

Votes Required for Shareholder Action

An ordinary resolution must receive more than 50% of the votes cast to be passed. A special resolution must receive at least 75% of the votes cast in order to be passed.

Financial Statements and Other Communications with Shareholders

Not less than 21 days before the date of an annual general meeting, we must send a copy of every balance sheet and profit and loss account which is to be laid before a general meeting, and a copy of the Director’s and Auditors’ reports, to every member of NatWest Group and every person who is entitled to receive notice of the meeting. Alternatively, such persons can elect to receive only a copy of NatWest Group’s strategic report or can elect to view the aforementioned documents on our website.

Dividends

Subject to the provisions of the 2006 Act and Clause 123 of the Articles, we may, by ordinary resolution, declare dividends on ordinary shares save that no dividend shall be payable except out of profits available for distribution, or in excess of the amount recommended by the Board or in contravention of the special rights attaching to any share. Any dividend which has remained unclaimed for 12 years from the date of declaration shall be forfeited and shall revert to us.

We may cease sending dividend warrants and cheques by post or otherwise to a member if such instruments have been returned undelivered to, or left uncashed by, that member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish any new address or account of the registered holder. We may resume sending warrants and cheques if the holder requests such recommencement in writing.

default of such determination, as the Board shall determine. Subject to the provisions of the 2006 Act, we may issue shares which are, or at our option or the holder are liable, to be redeemed. Subject to the provisions of the 2006 Act and the Articles, unissued shares are at the disposal of the Board.

We may by ordinary resolution: increase our share capital; consolidate and divide all or any of our share capital into shares of larger amount than our existing shares; subject to the provisions of the 2006 Act, subdivide our shares, or any of them, into shares of smaller amount than is fixed by the Memorandum; or cancel any shares which have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the provisions of the 2006 Act, if at any time our capital is divided into different classes of shares, the rights attached to any class of shares may (unless further conditions are provided by the terms of issue of the shares of that class) be varied or abrogated, whether or not we are being wound up, either with the consent in writing of the holders of three-quarters in-nominal value of the issued shares of the class or with the sanction of a special resolution passed at a separate general meeting of holders of the shares of the class (but not otherwise). To any such separate general meeting the provision of the Articles relating to general meetings will apply, save that:

(i)	if at any adjourned meeting of such holders a quorum as defined above is not present, two people who hold shares of the class, or their proxies, are a quorum; and
(ii)	any such holder present in person or by proxy may demand a poll. The rights attaching to any class of shares having preferential rights are not, unless otherwise expressly provided by the terms of issue thereof, deemed to be varied by the creation or issue of further shares ranking, as regards participation in our profits or assets, pari passu therewith, but in no respect in priority thereto.

Pre-emption Rights

Under U.K. law, if we issue specific kinds of additional securities, current shareholders will have pre-emption rights to those securities on a pro rata basis.

The shareholders may, by way of a special resolution, grant authority to the directors to allot shares as if the pre-emption rights did not apply. This authority may be either specific or general and may not exceed a period of five years. If the directors wish to seek authority to disapply the pre-emption rights in relation to a specific allotment, the directors must produce a statement that is circulated to shareholders detailing their reasons for seeking the disapplication of such pre-emption rights.

Form, Holding and Transfer of Shares

Shares may be held in either certificated or uncertificated form.

Certificated Shares

Shares held in certificated form are evidenced by a certificate and a register of shareholders is maintained by our registrar. Any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or a form approved by the directors.

Title to certificated shares is evidenced by entry in the register of our members.

The directors may decline to register any transfer of a certificated share unless:

(i)	the instrument of transfer is lodged at the specified place and accompanied by the certificate for the shares to which it relates;
(ii)	the instrument of transfer is in respect of only one class of share; and
(iii)	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

Uncertificated Shares

NatWest Group shares held in uncertificated form are held through CREST (computerised settlement system to facilitate the transfer of title to shares in uncertificated form operated by Euroclear UK).

Subject to any applicable restrictions in the articles of association, any member may transfer all or any of his uncertificated shares by means of a relevant system in the manner provided for in the Uncertificated Securities Regulations 2001 and the rules of the relevant system.

Title to uncertificated shares is evidenced by entry in the operator register maintained by Euroclear UK (which forms part of the register of our members).

The directors may decline to register the transfer of an uncertificated share in accordance with the Uncertificated Securities Regulations 2001, and, in the case of jointly held shares, where the share is to be transferred to more than four joint holders.

No fee is payable for the registration of transfers of either certificated of uncertificated shares, although there may be U.K. stamp duty and SDRT consequences.

Liquidation Rights

If NatWest Group is liquidated, the liquidator may, with the authority of a special resolution, divide among the members in specie or kind the whole or any part of the assets of NatWest Group. The liquidator may determine how such division is to be carried out as between members or classes of members. No member shall be compelled to accept any assets on which there is a liability.

Non-voting deferred shares

On a winding-up or other return of our capital, holders of non-voting deferred shares are entitled only to payment of the amounts paid up on the non-voting deferred shares, after repayment to the holders of ordinary shares of the nominal amount paid up on the ordinary shares held by them and payment of £100,000 on each ordinary share.

General

On our winding-up, the liquidator may, with the authority of any extraordinary resolution and any other sanction required by the Insolvency Act 1986 and subject to the rights attaching to any class of shares after payment of all liabilities, including the payment to holders of preference shares, divide amongst the members in specie or kind the whole or any part of our assets or vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members and may determine the scope and terms of those trusts. No member shall be compelled to accept any assets on which there is a liability.

Disclosure of Holdings Exceeding Certain Percentages

The Disclosure and Transparency Rules require each shareholder to notify us if the voting rights held by him (including by way of certain financial instrument) reaches, exceeds or falls below 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10% and each 1% threshold thereafter up to 100%. Under the Disclosure and Transparency Rules, certain voting rights in NatWest Group may be disregarded.

Pursuant to the 2006 Act, we may also send a notice to any person whom we know or believes to be interested in our shares requiring that person to confirm whether he has such an interest and if so details of that interest.

Under the articles of association and U.K. law, if a person fails to comply with such a notice or provides information that is false in a material particular in respect of any shares (the “default shares”), the Directors may serve a restriction notice on such person. Such a restriction notice will state that the default shares and, if the Directors determine, any other shares held by that person, shall not confer any right to attend or vote at any general meeting of NatWest Group.

In respect of a person with a 0.25% or more interest in our issued ordinary share capital, the Directors may direct in the restriction notice that, subject to certain exceptions, no transfers of shares held by such person (in certificated or uncertificated form) shall be registered and that any dividends or other payments on the shares shall be retained by us pending receipt by us of the information requested by the Directors.

Purchase of Shares by NatWest Group

Subject to U.K. law (which includes a requirement to obtain shareholder authority), and to any rights conferred on the holders of any class of shares and to any requirements imposed by the London Stock Exchange, we may purchase any of our own shares. The directors are not obliged to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or different classes.

Conversion

Convertible preference shares carry the right to convert into ordinary shares if they have not been the subject of a notice of redemption from us, on or before a specified date determined by the Directors. The right to convert will be exercisable by service of a conversion notice on us within a specified period. We will use reasonable endeavors to arrange the sale, on behalf of convertible preference shareholders who have submitted a conversion notice, of the ordinary shares which result from such conversion and to pay to them the proceeds of such sale so that they receive net proceeds equal to the nominal value of the convertible preference shares which were the subject of the conversion notice and any premium at which such shares were issued, provided that ordinary shares will not be sold at below a benchmark price (as determined prior to the issue of the relevant convertible preference shares by the Directors).

Lien and Forfeiture

We have a lien on every partly paid share for all amounts payable to us in respect of that share. The Directors may call any monies unpaid on shares and may sell shares on which calls or amounts payable under the terms of issues are not duly paid.

Ownership of Shares by Non-U.S. Persons

There are no provisions in the articles of association that restrict non-resident or foreign shareholders from holding NatWest Group shares or from exercising voting rights attaching to NatWest Group shares.

Untraceable Shareholders

We shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:

(i)	during a period of 12 years ending on date of advertising our intention to sell such shares at least three cash dividends in respect of such shares have become payable but all dividends or other moneys payable remain unclaimed;
(ii)	we have inserted advertisements in one daily newspaper with a national circulation in the United Kingdom, one Scottish daily newspaper and one newspaper circulating in the area of the last known address of the member or other person giving notice of our intention to sell the shares;
(iii)	during the period referred to in sub-paragraph (i) above and the period of three months following the publication of the advertisements referred to in sub-paragraph (ii) above, we receive no indication of the whereabouts or existence of the member or other person; and
(iv)	if the shares are listed on the London Stock Exchange, we give notice to the London Stock Exchange of its intention to sell the shares prior to publication of the advertisements.

The net proceeds of such sale shall belong to us, which shall be obliged to account to the former member or other person previously entitled to the shares for an amount equal to the proceeds as a creditor of NatWest Group.

ORDINARY SHARE AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as the depositary, will register and deliver ordinary share ADSs, each representing two NatWest Group plc ordinary shares (or a right to receive two NatWest Group plc ordinary shares) deposited with the London branch of The Bank of New York Mellon, as custodian. Each ordinary share ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s principal executive office and its corporate trust office at which the register will be administered is located at 240 Greenwich Street, New York 10286.

You may hold ordinary share ADSs either (i) directly (a) by having an ordinary share ADR, which is a certificate evidencing a specific number of ordinary share ADSs, registered in your name, or (b) by holding ordinary share ADSs in the Direct Registration System, or (ii) indirectly through your broker or other financial institution. If you hold ordinary share ADSs directly, you are an ordinary share ADS holder. This description assumes you hold your ordinary share ADSs directly. If you hold the ordinary share ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ordinary share ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by DTC that facilitates interchange between registered holding of uncertificated securities and holding of security entitlements in those securities through DTC and DTC participants.

As an ordinary share ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. United Kingdom law governs shareholder rights. The depositary will be the holder of the shares underlying your ordinary share ADSs. As a holder of ordinary share ADSs, you will have ordinary share ADS holder rights. The ordinary share ADS deposit agreement among NatWest Group plc, the depositary and you, as an ordinary share ADS holder, and the beneficial owners of ordinary share ADSs sets out ordinary share ADS holder rights as well as the rights and obligations of the depositary. New York law governs the ordinary share ADS deposit agreement and the ordinary share ADSs.

NatWest Group plc may from time to time request owners of ordinary share ADSs to provide information as to (a) the capacity in which such owners own or owned ordinary share ADSs, (b) the identity of any other persons then or previously having a beneficial interest in such ordinary share ADSs and the nature of such interest and various other matters and (c) any other matter where disclosure of such matter is required for compliance with applicable laws and regulations or the articles of association or similar document of NatWest Group plc. Each owner of ordinary share ADSs agrees to provide any information requested by NatWest Group plc or the depositary pursuant to the ordinary share ADS deposit agreement. Each holder consents to the disclosure by the depositary and the owner or any other holder through which it holds ADSs, directly or indirectly, of all information responsive to a request made pursuant to the deposit agreement relating to that holder that is known to that owner or other holder. The depositary agrees to comply with reasonable written instructions received from time to time from NatWest Group plc requesting that the depositary forward any such requests to the owners of ordinary share ADSs and to forward to NatWest Group plc any such requests received by the depositary.

The following is a summary of the material provisions of the ordinary share ADS deposit agreement. For more complete information, you should read the entire ordinary share ADS deposit agreement and the form of American depositary receipt.

Dividends and Other Distributions

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of NatWest Group plc ordinary shares your ordinary share ADSs represent.

●	Cash. The depositary will convert any cash dividend or other cash distribution we pay on the NatWest Group plc ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the ordinary share ADS deposit agreement allows the depositary to distribute the foreign currency only to those ordinary share ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ordinary share ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes, or other governmental charges that must be paid, will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.
●	Shares. The depositary may distribute additional ordinary share ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ordinary share ADSs. It will sell shares which would require it to deliver a fractional ordinary share ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ordinary share ADSs, the outstanding ordinary share ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.

●	Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may, after consultation with NatWest Group plc, make these rights available to you. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ordinary share ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ordinary share ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ordinary share ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ordinary share ADSs described in this section except for changes needed to put the necessary restrictions in place.

●	Other Distributions. After consultation with NatWest Group plc to the extent practicable, the depositary will send to you anything else NatWest Group plc distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may, after consultation with NatWest Group plc to the extent practicable, decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ordinary share ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ordinary share ADSs) to you unless it receives reasonably satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ordinary share ADS holders. We have no obligation to register ordinary share ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ordinary share ADSs, shares, rights or anything else to ordinary share ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for NatWest Group plc to make them available to you.

Deposit, Withdrawal and Cancellation

The depositary will deliver ordinary share ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees and including a U.K. SDRT charge on the value of the ordinary shares so deposited, the depositary will register the appropriate number of ordinary share ADSs in the names you request and will deliver the ordinary share ADSs to or upon the order of the person or persons that made the deposit.

You may surrender your ordinary share ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ordinary share ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

You may surrender your ordinary share ADR to the depositary for the purpose of exchanging your ordinary share ADR for uncertificated ordinary share ADSs. The depositary will cancel that ordinary share ADR and will send you a statement confirming that you are the owner of uncertificated ordinary share ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ordinary share ADSs requesting the exchange of uncertificated ordinary share ADSs for certificated ordinary share ADSs, the depositary will execute and deliver to you an ordinary share ADR evidencing those ordinary share ADSs.

Voting Rights

You may instruct the depositary to vote the number of deposited shares your ordinary share ADSs represent. The depositary will notify you of shareholders’ meetings and arrange to deliver our voting materials to you if we ask it to. Those materials will describe the matters to be voted on and explain how you may instruct the depositary how to vote. For instructions to be valid, they much reach the depositary by a date set by the depositary.

Otherwise, you won’t be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

The depositary shall not vote or attempt to exercise the right to vote that attaches to the deposited shares other than in accordance with the instructions given by the owners and received by the depositary, subject to the laws of the United Kingdom and our articles of association.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible if they fail to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities (as defined in the ordinary share ADS deposit agreement), if we request the depositary to act, we will try to give the depositary notice of any such meeting and details concerning the matters to be voted upon and copies of materials to be made available to holders of shares in connection with the meeting not less than 45 days in advance of the meeting date.

Fees and Expenses

For:	Persons depositing or withdrawing shares must pay:
● Issuance of ordinary share ADSs, including issuances resulting from a distribution of shares or rights or other property	● $5.00 (or less) per 100 ordinary share ADSs (or portion of 100 ordinary share ADSs)
● Cancellation of ordinary share ADSs for the purpose of withdrawal, including if the ordinary share ADS deposit agreement terminates	● $5.00 (or less) per 100 ordinary share ADSs (or portion of 100 ordinary share ADSs)
● Any cash distribution to you	● $0.02 (or less) per ordinary share ADS
● Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to holders	● A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ordinary share ADSs
● Depositary services	● $0.02 (or less) per ordinary share ADSs per annum
● Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares	● Registration or transfer fees
● Cable, telex and facsimile transmissions (when expressly provided in the ordinary share ADS deposit agreement)	● Expenses of the depositary
● Converting foreign currency to U.S. dollars	● Expenses of the depositary
● As necessary	● Taxes and other governmental charges the depositary or the custodian have to pay on any ordinary share ADS or share underlying an ordinary share ADS, for example, stock transfer taxes, stamp duty or withholding taxes
● As necessary	● Any charges incurred by the depositary or its agents for servicing the deposited securities

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ordinary share ADSs or on the deposited securities represented by any of your ordinary share ADSs. The depositary may refuse to register any transfer of your ordinary share ADSs or allow you to withdraw the deposited securities represented by your ordinary share ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ordinary share ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ordinary share ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:

●	change the nominal or par value of our shares
●	reclassify, split up or consolidate any of the deposited securities
●	distribute securities on the shares that are not distributed to you
●	recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action then the cash, shares or other securities received by the depositary will become deposited securities. Each ordinary share ADS will automatically represent its equal share of the new deposited securities. The depositary may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also deliver new ordinary share ADRs or ask you to surrender your outstanding ordinary share ADRs in exchange for new ordinary share ADRs identifying the new deposited securities.

Amendment and Termination

We may agree with the depositary to amend the ordinary share ADS deposit agreement and the ordinary share ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ordinary share ADS holders, it will not become effective for outstanding ordinary share ADSs until 30 days after the depositary notifies ordinary share ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ordinary share ADSs, to agree to the amendment and to be bound by the ordinary share ADRs and the ordinary share ADS deposit agreement as amended.

The depositary will terminate the ordinary share ADS deposit agreement at our direction by mailing notice of termination to the ordinary share ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the ordinary share ADS deposit agreement by mailing notice of termination to us and the ordinary share ADS holders then outstanding if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the ordinary share ADS deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ordinary share ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the ordinary share ADS deposit agreement for the pro rata benefit of the ordinary share ADS holders that have not surrendered their ordinary share ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

The ordinary share ADS deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the ordinary share ADS deposit agreement without negligence or bad faith;
●	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the ordinary share ADS deposit agreement;
●	are not liable if we or it exercises, or fails to exercise, discretion permitted under the ordinary share ADS deposit agreement;
●	have no obligation to become involved in a lawsuit or other proceeding related to the ordinary share ADSs or the ordinary share ADS deposit agreement on your behalf or on behalf of any other person; and
●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the ordinary share ADS deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ordinary share ADS, make a distribution on an ordinary share ADS, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;
●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and
●	compliance with regulations it may establish, from time to time, consistent with the ordinary share ADS deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ordinary share ADSs or register transfers of ordinary share ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your Ordinary Share ADRs

You have the right to cancel your ordinary share ADSs and withdraw the underlying shares at any time except:

●	When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares.
●	When you owe money to pay fees, taxes and similar charges.

●	When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ordinary share ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the ordinary share ADS deposit agreement.

Direct Registration System

In the ordinary share ADS deposit agreement, all parties to the ordinary share ADS deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to ordinary share ADSs upon acceptance thereof to DRS by the DTC. DRS is the system administered by DTC that facilitates interchange between registered holding of uncertificated securities and holding of security entitlements in those securities through DTC and a DTC participant. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ordinary share ADS holder, to direct the depositary to register a transfer of those ordinary share ADSs to DTC or its nominee and to deliver those ordinary share ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ordinary share ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the ordinary share ADS deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ordinary share ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ordinary share ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the ordinary share ADS deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the ordinary share ADS deposit agreement, shall not constitute negligence or bad faith on the part of the depositary.

DEBT SECURITIES

Each series of notes listed on the New York Stock Exchange and set forth on the cover page to NatWest Group’s annual report on Form 20-F for the fiscal year ended December 31, 2024 has been issued by NatWest Group. Each of these series of notes and related guarantees, as applicable, was issued pursuant to an effective registration statement and a related prospectus and prospectus supplement (if applicable) setting forth the terms of the relevant series of notes and related guarantees, as applicable.

The following table sets forth the dates of the registration statements, dates of the base prospectuses and dates of issuance for each relevant series of notes (the “Notes”).

Series	Issuer	Registration Statement	Date of Base Prospectus	Date of Issuance
Dollar Perpetual Regulatory Tier 1 Securities	NWG	333-11104	June 5, 2001	August 13, 2001
3.032% Fixed-to-Fixed Reset Rate Subordinated Tier 2 Notes due 2035	NWG	333-222022	December 13, 2017	August 25, 2020
3.073% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2028	NWG	333-222022	December 13, 2017	May 19, 2020
5.076% Fixed Rate / Floating Rate Senior Notes due 2030	NWG	333-222022	December 13, 2017	September 27, 2018
4.445% Fixed Rate / Floating Rate Senior Notes due 2030	NWG	333-222022	December 13, 2017	May 8, 2019
Senior Floating Rate Notes due 2024	NWG	333-222022	December 13, 2017	June 25, 2018
4.892% Fixed Rate / Floating Rate Senior Notes due 2029	NWG	333-222022	December 13, 2017	May 18, 2018
1.642% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2027	NWG	333-251220	December 9, 2020	June 9, 2021
5.516% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2028	NWG	333-261837	January 11, 2022	June 30, 2022
7.472% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2026	NWG	333-261837	January 11, 2022	November 10, 2022
5.847% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2027	NWG	333-261837	January 11, 2022	March 2, 2023
6.016% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2034	NWG	333-261837	January 11, 2022	March 2, 2023
5.808% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2029	NWG	333-261837	January 11, 2022	June 13, 2023
Senior Callable Floating Notes due 2028	NWG	333-261837	January 11, 2022	February 29, 2024
5.583% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2028	NWG	333-261837	January 11, 2022	February 29, 2024
5.778% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2028	NWG	333-261837	January 11, 2022	February 29, 2024
6.475% Fixed-to-Fixed Reset Rate Subordinated Tier 2 Notes due 2034	NWG	333-261837	January 11, 2022	March 1, 2024
4.964% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2030	NWG	333-261837	January 11, 2022	August 15, 2024
Senior Callable Floating Notes due 2028	NWG	333-261837	January 11, 2022	August 15, 2024

The following descriptions of our Notes are summaries and do not purport to be complete and are qualified in their entirety by the full terms of the Notes and the relevant indentures related thereto, which are available at www.sec.gov. The description sets out the general terms of the Notes contained in the base prospectus under which the Notes were issued, followed by a description for each series of Notes of the particular terms applicable to such series contained in the applicable prospectus supplement. To the extent language in the applicable prospectus supplement modifies the language in the applicable base prospectus or there is any inconsistency between the information in such base prospectus and the applicable prospectus supplement, then the term of that prospectus supplement governs. In this description, references to the “accompanying prospectus” refer to the relevant base prospectus for the Notes and references to the “accompanying prospectus supplement” refer to the relevant prospectus supplement for the Notes.

BASE PROSPECTUSES

A.	Base Prospectus dated June 5, 2001

Please refer to pages 33-42 of Exhibit 2.5 of the 2019 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

B.	Base Prospectus dated September 28, 2012

Please refer to pages 51-62 of Exhibit 2.5 of the 2019 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

C.	Base Prospectus dated March 31, 2015

Please refer to pages 63-77 of Exhibit 2.5 of the 2019 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

D.	Base Prospectus dated December 13, 2017

Please refer to pages 78-91 of Exhibit 2.5 of the 2019 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

E.	Base Prospectus dated December 9, 2020

Please refer to pages 15-32 of Exhibit 2.4 of the 2021 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465922030147/nwg-20211231xex2d4.htm

F.	Base Prospectus dated January 11, 2022

Please refer to pages 16-32 of Exhibit 2.4 of the 2022 Annual Report, available at

https://sec.gov/Archives/edgar/data/844150/000110465923025378/nwg-20221231xex2d4.htm

TIER 1 SECURITIES

A.	Dollar Perpetual Regulatory Tier 1 Securities

Base Prospectus:

Please refer to pages 33-42 of Exhibit 2.5 of the 2019 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

Prospectus Supplement:

Please refer to pages 92-105 of Exhibit 2.5 of the 2019 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

SUBORDINATED TIER 2 SECURITIES

A.	3.032% Fixed-to-Fixed Reset Rate Subordinated Tier 2 Notes due 2035

Base Prospectus:

Please refer to pages 78-91 of Exhibit 2.5 of the 2019 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

Prospectus Supplement:

Please refer to pages 26-38 of Exhibit 2.4 of the 2020 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465921032442/a20-38587_8ex2d4.htm

B.	6.475% Fixed-to-Fixed Reset Rate Subordinated Tier 2 Notes due 2034

Base Prospectus:

Please refer to pages 78-91 of Exhibit 2.5 of the 2019 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

Prospectus Supplement:

DESCRIPTION OF THE SUBORDINATED NOTES

In this prospectus supplement, we refer to the $1,000,000,000 Fixed-to-Fixed Reset Rate Subordinated Tier 2 Notes due 2034 as the “Subordinated Notes”. The following is a summary of certain terms of the Subordinated Notes. It supplements the description of the general terms of the debt securities we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

General

The Subordinated Notes will be issued in an aggregate principal amount of $1,000,000,000, and unless previously redeemed or repurchased (in the circumstances described in “—Tax Redemption”, “—Capital Disqualification Event”, “—Optional Redemption” and “—Repurchases” below), will mature on June 1, 2034.

The Subordinated Notes will constitute our direct, unconditional, unsecured and subordinated obligations ranking pari passu, without any preference among themselves, and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness. In a winding up or in the event that an administrator has been appointed in respect of us and notice has been given that it intends to declare and distribute a dividend, all amounts due in respect of or arising under the Subordinated Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors. The ranking of our obligations shall be set out in the manner provided in the Indenture. In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

“Senior Creditors” means, in respect of the Issuer, the creditors of the Issuer whose claims are admitted to proof in the winding up, administration or other insolvency procedure of the Issuer and (i) who are unsubordinated creditors of the Issuer or (ii) who are subordinated creditors of the Issuer (whether in the event of a winding up or administration of the Issuer or otherwise) other than (x) those whose claims by law rank, or by their terms are expressed to rank, pari passu with or junior to the claims of the holders of the Subordinated Notes, or (y) those who are Parity Creditors or Junior Creditors or (iii) who are creditors in respect of any secondary non-preferential debts.

“Junior Creditors” means creditors of the Issuer who are holders of any additional Tier 1 capital (within the meaning of the Capital Regulations (as defined below)) issued by the Issuer (including the $1,150,000,000 8.000% Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (Callable August 10, 2025 and Every Five Years Thereafter) (ISIN US780099CK11), the $1,500,000,000 6.000% Reset Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (Callable December 29, 2025 and Every Five Years Thereafter) (ISIN US780097BQ34), the £1,000,000,000 5.125% Reset Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (Callable May 12, 2027 and Every Five Years Thereafter) (ISIN XS2258827034), the £400,000,000 4.500% Reset Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (Callable September 30, 2028 and Every Five Years Thereafter) (ISIN XS2315966742), the $750,000,000 4.600% Reset Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (Callable June 28, 2031 and Every Five Years Thereafter) (ISIN US639057AD02)), and in each case any other obligations of the Issuer which rank or are expressed to rank pari passu with any of such obligations.

“Parity Creditors” means creditors of the Issuer who are holders of the the $2,250,000,000 5.125% Subordinated Tier 2 Notes due 2024 (US780099CH81), the $750,000,000 Fixed-to-Fixed Reset Rate Subordinated Tier 2 Notes due 2029 (US780097BM20), the £1,000,000,000 Fixed to Fixed Rate Reset Tier 2 Notes due 2030 (XS2172960481), the $850,000,0000 Fixed-to-Fixed Reset Rate Subordinated Tier 2 Notes due 2035 (US639057AB46), the £1,000,000,000 Fixed to Fixed Rate Reset Tier 2 Notes due 2031 (XS2346516250), the €750,000,000 Fixed to Fixed Rate Reset Tier 2 Notes due 2032 (XS2382950330), the £650,000,000 Fixed to Fixed Rate Reset Tier 2 Notes due 2033 (XS2563349765), the €700,000,000 Fixed to Fixed Rate Reset Tier 2 Notes due 2034 (XS2592628791), and in each case any other obligations of the Issuer which rank or are expressed to rank pari passu with any of such obligations.

“Order” means Banks and Building Societies (Priorities on Insolvency) Order 2018.

“Ranking Legislation” means the Order and any other law or regulation applicable to the Issuer which is amended by the Order.

“secondary non-preferential debts” shall have the meaning given to it in the Ranking Legislation, as amended from time to time. Currently, the Ranking Legislation states that “secondary non-preferential debts” means non-preferential debts issued by a relevant financial institution under an instrument where (i) the original contractual maturity of the instrument is of at least one year, (ii) the instrument is not a derivative and contains no embedded derivative, and (iii) the relevant contractual documentation and where applicable the prospectus related to the issue of the debts explain the priority of the debts under the Insolvency Act 1986.

The Subordinated Notes will constitute a separate series of debt securities issued under the Indenture. Book-entry interests in the Subordinated Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Subordinated Notes in fully registered form. The Subordinated Notes will be represented by global securities registered in the name of a nominee of DTC. You will hold beneficial interest in the Subordinated Notes through the DTC and its participants. The Underwriters expect to deliver the Subordinated Notes through the facilities of the DTC on March 1, 2024 (the “Issue Date”). For a more detailed summary of the form of the Subordinated Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions

Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Subordinated Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Subordinated Notes, so long as the Subordinated Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, without the consent of the holders of the Subordinated Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes described in this prospectus supplement except for the price to the public and Issue Date of such Subordinated Notes, provided however that if such additional notes have the same CUSIP, ISIN and/or Common Code as the outstanding Subordinated Notes, such additional notes must be fungible with the outstanding Subordinated Notes for U.S. federal income tax purposes. Any such additional notes, together with the Subordinated Notes offered by this prospectus supplement, may constitute a single series of Subordinated Notes under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under the Indenture.

Interest

The Subordinated Notes will bear interest from (and including) the date of issuance to (but excluding) June 1, 2029 (the “Interest Reset Date”), at a rate of 6.475% per annum, and from (and including) the Interest Reset Date to (but excluding) maturity (the “Reset Period”), at a rate per annum equal to the applicable U.S. Treasury Rate (as defined herein) as determined by the Calculation Agent on the Reset Determination Date (as defined herein), plus 2.200%. Interest on the Subordinated Notes will be paid semi-annually in arrear on June 1 and December 1 of each year (each, an “Interest Payment Date”), beginning on June 1, 2024 (short first coupon), to (and including) maturity. The regular record dates for the Subordinated Notes will be the 15th calendar day immediately preceding each Interest Payment Date, whether or not a business day.

The “Reset Determination Date” will be the second business day immediately preceding the Interest Reset Date.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

Interest will be calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year.

All percentages resulting from any calculation of any interest rate on the Subordinated Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

If any scheduled Interest Payment Date is not a business day, we will pay interest on the next day that is a business day, but interest on such payment will not accrue during the period from and after such scheduled Interest Payment Date.

If the scheduled maturity date or date of redemption or repurchase (in the circumstances described in “—Tax Redemption”, “—Capital Disqualification Event”, “—Optional Redemption” and “—Repurchases” below) or repayment of the Subordinated Notes is not a business day, we may pay interest and principal, or make the payment then due, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption, repurchase or repayment.

Determination of the U.S. Treasury Rate

The U.S. Treasury Rate shall be determined by the Calculation Agent.

“U.S. Treasury Rate” means, with respect to the Interest Reset Date, the rate per annum equal to: (1) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately prior to the Reset Determination Date and appearing under the caption “Treasury constant maturities” at 5:00 p.m. (New York City time) on the Reset Determination Date in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity of five years; or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Interest Reset Date.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Issuer equal to the yield on U.S. Treasury securities having a maturity of five years as set forth in the most recently published statistical release designated “H.15 Daily Update” under the caption “Treasury constant maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities” for the maturity of five years) at 5:00 p.m. (New York City time) on the Reset Determination Date on which such rate was set forth in such release (or any successor release).

“Comparable Treasury Issue” means, with respect to the Reset Period, the U.S. Treasury security or securities selected by us with a maturity date on or about the last day of the Reset Period and that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of five years.

“Comparable Treasury Price” means, with respect to the Interest Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the Interest Reset Date (calculated on the Reset Determination Date preceding the Interest Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to the Calculation Agent by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by us (following, where practicable, consultation with the Calculation Agent), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the Interest Reset Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Reset Determination Date.

Decisions and Determinations

All determinations, decisions, elections and any calculations made by us, the Calculation Agent or our designee (as applicable) for the purposes of calculating the applicable interest on the Subordinated Notes will be conclusive and binding on the noteholders, us and the Trustee, absent manifest error. If made by us, such determinations, decisions, elections and calculations will be made in consultation with the Calculation Agent, to the extent practicable. If made by our designee, such determinations, decisions, elections and calculations will be made after consulting with us, and our designees will not make any such determination, decision, election or calculation to which we object. Notwithstanding anything to the contrary in the Indenture or the Subordinated Notes, any determinations, decisions, calculations or elections made in accordance with this provision will become effective without consent from the noteholders or any other party.

Tax Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Subordinated Notes at our sole discretion, in whole but not in part, at any time in the event of certain changes in the tax laws of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax (the “UK Taxing Jurisdiction”) and certain other limited circumstances. The circumstances in which we may redeem the Subordinated Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption”. In addition to the circumstances described in the accompanying prospectus under “Description of Debt Securities—Redemption”, we may also redeem the Subordinated Notes at our sole discretion, in whole but not in part, if, at any time, we determine that as a result of a change in or amendment to the laws or regulations of a UK Taxing Jurisdiction, including any treaty to which it is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the Issue Date, (i) we would not, as a result of the Subordinated Notes being in issue, be able, to any material extent, to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the Issue Date or any similar system or systems having like effect as may from time to time exist), or (ii) a future conversion into equity or write-down of the principal amount of the Subordinated Notes would result in (A) a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, or (B) the Subordinated Notes or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes.

In the event of such a redemption, the redemption price of the Subordinated Notes will be 100% of their principal amount together with any accrued but unpaid payments of interest to, but excluding, the date of redemption. If we elect to redeem the Subordinated Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the redemption date.

Capital Disqualification Event Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Subordinated Notes at any time at our sole discretion, in whole but not in part, if, at any time immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred and is continuing. In the event of such redemption, the redemption price of the Subordinated Notes will be 100% of their principal amount together with any accrued and unpaid interest to, but excluding, the date of redemption.

If we elect to redeem the Subordinated Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the redemption date.

A “Capital Disqualification Event” shall be deemed to have occurred if at any time we determine that, as a result of any amendment to, or change in the regulatory classification of the Subordinated Notes under, the Capital Regulations (or official interpretation thereof), in any such case becoming effective on or after the Issue Date of the

Subordinated Notes, the whole or any part of the Subordinated Notes are, or are likely to be, excluded from our Tier 2 Capital and/or Tier 2 Capital of our Regulatory Group.

“Capital Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy and/or minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments (including, without limitation, as to leverage) of the United Kingdom, the PRA, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union, including as they form part of the domestic law of the United Kingdom either on or before December 31, 2020 or by virtue of the EUWA, and as they may be amended or replaced by the laws of England and Wales from time to time, and any regulations, requirements, guidelines, rules, standards and policies relating to requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the PRA and/or the United Kingdom resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to us or to the Regulatory Group).

“CRD” means, (i) the CRD Directive and (ii) the CRD Regulation, to the extent applicable to us or the Regulatory Group.

“CRD Directive” means Directive 2013/36/EU of the European Parliament and of the Council of June 26, 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, as amended or replaced from time to time (including as amended by Directive (EU) 2019/878 of the European Parliament and of the Council of 20 May 2019) and/or any Capital Regulations, to the extent that they form part of the domestic law of the United Kingdom either on or before December 31, 2020 or by virtue of the EUWA, and as they may be amended or replaced by the laws of England and Wales from time to time.

“CRD Regulation” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013, on prudential requirements for credit institutions and investment firms amending Regulation (EU) No. 648/2012, as amended or replaced from time to time (including as amended by Regulation (EU) 2019/876 of the European Parliament and of the Council of 20 May 2019, to the extent then in application) and/or any Capital Regulations, to the extent that they form part of the domestic law of the United Kingdom either on or before December 31, 2020 or by virtue of the EUWA, and as they may be amended or replaced by the laws of England and Wales from time to time.

“PRA” means the UK Prudential Regulation Authority and/or such other governmental authority in the United Kingdom having primary supervisory authority with respect to the prudential regulation of our business.

“Regulatory Group” means us, our subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of our subsidiary undertakings from time to time and any other undertakings from time to time consolidated with us for regulatory purposes, in each case in accordance with the rules and guidance of the PRA then in effect.

“Tier 2 Capital” means Tier 2 capital for the purposes of the Capital Regulations.

Optional Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Subordinated Notes at our sole discretion, in whole but not in part, on any day falling in the period from (and including) March 1, 2029 to (and including) June 1, 2029 (the “Optional Redemption Period”) at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption.

The Subordinated Notes will not be redeemable at the option of the holders at any time.

Notice of Redemption

If we elect to redeem the Subordinated Notes at our option on any date in the Optional Redemption Period or due to the occurrence of a tax law change or a Capital Disqualification Event, we will give holders of the Subordinated Notes of not less than fifteen (15) calendar days or more than thirty (30) calendar days’ notice in accordance with “—Notices” below, and to the Trustee at least five (5) business days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee. Except as otherwise provided herein, such notice shall be irrevocable but may be conditioned on the occurrence of any event or circumstance.

Any redemption notice will state:

●	the redemption date;
●	the redemption price;
●	that, and subject to what conditions, the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;
●	the place or places at which each holder may obtain payment of the redemption price; and
●	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the Subordinated Notes.

If we have elected to redeem the Subordinated Notes but prior to the payment of the redemption amount with respect to such redemption the relevant UK authority exercises its UK bail-in power in respect of the Subordinated Notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Repurchase

Subject to the conditions set forth under “—Conditions to Redemption and Repurchases” below, we may at any time and from time to time purchase Subordinated Notes in the open market or by tender or by private agreement in any manner and at any price or at differing prices. Subordinated Notes purchased or otherwise acquired by us may be (i) held, (ii) resold or (iii) at our sole discretion, surrendered to the Trustee for cancellation (in which case all Subordinated Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be re-issued or resold).

Conditions to Redemption and Repurchase

Notwithstanding any other provision, we may only redeem the Subordinated Notes prior to the scheduled maturity date (and give notice thereof to the holders of Subordinated Notes) or repurchase the Subordinated Notes provided that (except to the extent that the Capital Regulations does not so require) (1) we have given such notice to the PRA as the PRA may then require before we become committed to the proposed redemption or repurchase, and (2) the PRA has granted permission for us to make such redemption or repurchase and we have complied with any other requirements of the Capital Regulations and/or the PRA applicable to such redemptions or repurchases at the time.

In addition, with respect to a redemption as described under “—Tax Redemption” and “—Capital Disqualification Event Redemption” before five years after the Issue Date, we may redeem the Subordinated Notes only if (except to the extent that the Capital Regulations does not so require), in addition to the conditions set out in (1) and (2) of the paragraph above, we demonstrate to the satisfaction of the PRA that the circumstance that entitles us to exercise such right of redemption (A) was not reasonably foreseeable as at the Issue Date; (B) in the case of a redemption described under “—Tax Redemption”, is material; and (C) in the case of a redemption described under “—Capital Disqualification Event Redemption”, the PRA considers the change in the regulatory classification of the Subordinated Notes to be sufficiently certain.

The rules under CRD may be modified from time to time after the Issue Date of the Subordinated Notes and we may be required to comply with any additional or alternative preconditions set out in the relevant Capital Regulations and/or required by the PRA as a prerequisite to its consent to such redemptions or repurchases, at the time.

Agreement with Respect to the Exercise of UK Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Subordinated Notes, by its acquisition of Subordinated Notes, each holder and beneficial owner of the Subordinated Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK authority which may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into ordinary shares or other securities or other obligations of NatWest Group plc or another person; and/or (iii) the amendment or alteration of the maturity of the Subordinated Notes, or amendment of the amount of interest due on the Subordinated Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Subordinated Notes solely to give effect to the exercise by the relevant UK authority of such UK bail-in power. Each holder and beneficial owner of the Subordinated Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Subordinated Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK authority.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to NatWest Group plc or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a UK resolution regime under the Banking Act, pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised.

A reference to the “relevant UK authority” is to any authority with the ability to exercise a UK bail-in power.

No repayment of the principal amount of the Subordinated Notes or payment of interest on the Subordinated Notes shall become due and payable after the exercise of any UK bail-in power by the relevant UK authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us and the Group.

If we have elected to redeem the Subordinated Notes but prior to the payment of the redemption amount with respect to such redemption the relevant UK authority exercises its UK bail-in power with respect to the Subordinated Notes, the relevant redemption notices shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

The exercise of any UK bail-in power by the relevant UK authority shall not constitute a default or Event of Default under the terms of the Subordinated Notes or the Indenture.

In addition, by its acquisition of Subordinated Notes, each holder (including each beneficial holder) of the Subordinated Notes:

(i)

acknowledges and agrees that the exercise of the UK bail-in power by the relevant UK authority with respect to the Subordinated Notes shall not give rise to a Default or Event of Default for purposes of

Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii)

to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK authority with respect to the Subordinated Notes;

(iii)	agrees that, upon the exercise of any UK bail-in power by the relevant UK authority with respect to the Subordinated Notes,
a.

the Trustee shall not be required to take any further directions from holders of the Subordinated Notes under Section 5.12 (Control by Holders) of the Indenture, which section authorises holders of a majority in aggregate outstanding principal amount of the Subordinated Notes to direct certain actions relating to the Subordinated Notes, and

b.

the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK authority in respect of the Subordinated Notes, the Subordinated Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of such Subordinated Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Subordinated Notes following such completion to the extent that we and the Trustee shall agree pursuant to a supplemental indenture.

(iv)

shall be deemed to have (i) consented to the exercise of any UK bail-in power which may be imposed without any prior notice by the relevant UK authority of its decision to exercise such power with respect to the Subordinated Notes and (ii) authorised, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Subordinated Notes to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to the Subordinated Notes as it may be imposed, without any further action or direction on the part of such holder.

For a discussion of certain risk factors relating to the UK bail-in power, see “Risk Factors—Risks relating to the Subordinated Notes”.

Upon the exercise of the UK bail-in power by the relevant UK authority with respect to the Subordinated Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the UK bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

Events of Default and Defaults; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Subordinated Notes shall only result if:

●	a court of competent jurisdiction makes an order for our winding up which is not successfully appealed within 30 days; or
●	an effective shareholders’ resolution is validly adopted for our winding up,

in each case other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

There are no other Events of Default under the Subordinated Notes. If an Event of Default with respect to Subordinated Notes occurs and is continuing, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Subordinated Notes may declare the principal amount of, and any accrued but unpaid interest on such Subordinated Notes to be due and payable immediately in accordance with the terms of the Indenture. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Subordinated Notes may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

There are no other circumstances in which holders of Subordinated Notes or the Trustee may accelerate amounts to be paid in respect of the Subordinated Notes.

Default

A “Default” with respect to the Subordinated Notes shall result if:

●	any installment of interest in respect of the Subordinated Notes is not paid on or before the relevant Interest Payment Date and such failure continues for 14 days; or
●	all or any part of the principal amount of the Subordinated Notes is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for 7 days.

If a Default occurs and is continuing, the Trustee may commence a proceeding for our winding up, but the Trustee may not declare the principal amount of any outstanding Subordinated Notes to be due and payable.

However and notwithstanding any other provisions, a failure to make any payment on the Subordinated Notes shall not be a Default if it is withheld or refused, upon independent counsel’s advice addressed to us and delivered to the Trustee, in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction. In such case, the Trustee may require us to take any action which, upon such independent counsel’s advice delivered to the Trustee, is appropriate and reasonable in the circumstances (including proceedings for a court declaration), in which case we shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or seven-day period after the Trustee gives written notice to us informing us of such determination.

Upon the occurrence of any Event of Default or Default, we shall give prompt written notice to the Trustee. In accordance with the Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Subordinated Notes whether in connection with any breach by us of our obligations under the Subordinated Notes, the Indenture or otherwise, including by judicial proceedings, provided that we shall not, as a result of any such action by the Trustee, be required to pay any amount representing or measured by reference to principal or interest on the Subordinated Notes prior to any date on which the principal of, or any interest on, the Subordinated Notes would have otherwise been payable.

Other than the limited remedies specified above, no remedy against us shall be available to the Trustee or the holders of the Subordinated Notes whether for the recovery of amounts owing in respect of such Subordinated Notes or under the Indenture or in respect of any breach by us of our obligations under the Indenture or in respect of the Subordinated Notes, except that the Trustee and the holders shall have such rights and powers as they are entitled to have under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), including the Trustee’s prior lien on any amounts collected following a Default or Event of Default for payment of the Trustee’s fees and expenses, and provided that any payments on the Subordinated Notes are subject to the subordination provisions set forth in the Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Subordinated Notes.

The provisions described under “Description of Debt Securities—Events of Default and Defaults; Limitation of Remedies” in the accompanying prospectus do not apply to the Subordinated Notes.

Payment of Additional Amounts

The government of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax may require us to withhold or deduct amounts from payments on the Subordinated Notes for taxes or other governmental charges. If such a withholding or deduction is required in respect of the payment of any interest (but not principal), we may be required, subject to certain exceptions, to pay additional amounts such that the net amount paid to holders of the Subordinated Notes, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required (“Additional Amounts”). For more information on Additional Amounts and the situations in which we must pay Additional Amounts, see “Description of Debt Securities—Additional Amounts” in the accompanying prospectus.

Whenever in this prospectus supplement there is mentioned, in the context of the Subordinated Notes, the payment of the principal, premium, if any, or interest on or in respect of any Subordinated Note, such mention shall be deemed to include mention of the payment of Additional Amounts referred to above and further described under “Description of Debt Securities—Additional Amounts” in the accompanying prospectus, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of the Indenture and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

In addition to the exceptions to our gross-up obligations set forth in the accompanying prospectus, we will not pay Additional Amounts in respect of any withholding or deduction required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any U.S. Treasury regulation issued under FATCA or any official interpretations or guidance issued with respect thereto, any agreement with the U.S. Treasury entered into in connection with FATCA, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation, or other official interpretation or guidance enacted, promulgated or issued in any jurisdiction to implement such an intergovernmental agreement.

Noteholder’s Waiver of Right to Set-Off

By acquiring a Subordinated Note, each holder (and the Trustee acting on behalf of the holders) will be deemed to have waived to the fullest extent permitted by law any right of set-off, counterclaim or combination of accounts with respect to such Subordinated Note or the Indenture (or between our obligations under or in respect of any Subordinated Note and any liability owed by a holder) that they (or the Trustee acting on their behalf) might otherwise have against us, whether before or during our winding-up, liquidation or administration. Notwithstanding the above, if any such rights and claims of any such holder (or the Trustee acting on behalf of such holders) against us are discharged by set-off, such holder (or the Trustee acting on behalf of such holders) will immediately pay an amount equal to the amount of such discharge to us or, in the event of a winding-up, liquidation or administration, our liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for senior creditors, and until such time as payment is made will hold a sum equal to such amount on trust for senior creditors, and accordingly such discharge shall be deemed not to have taken place.

Trustee; Direction of Trustee

Our obligations to indemnify the Trustee in accordance with Section 6.07 (Compensation and Reimbursement) of the Indenture shall survive the exercise of the UK bail-in power by the relevant UK authority with respect to the Subordinated Notes.

By its acquisition of Subordinated Notes, each holder (including each beneficial holder) of the Subordinated Notes acknowledges and agrees that, upon the exercise of any UK bail-in power by the relevant UK authority, (a) the Trustee shall not be required to take any further directions from holders of the Subordinated Notes under Section 5.12 (Control by Holders) of the Indenture, which authorises holders of a majority in aggregate outstanding principal amount of the Subordinated Notes to direct certain actions relating to the Subordinated Notes, and (b)

neither the Base Indenture nor the Eighth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK authority, the Subordinated Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Subordinated Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Subordinated Notes following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Subordinated Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

See “—Events of Default and Defaults; Limitation of Remedies” above for a description of the Trustee’s procedures and remedies available in connection with an Event of Default or Default.

Notices

All notices regarding the Subordinated Notes will be deemed to be validly given if sent by first-class mail to the holders of the Subordinated Notes at their addresses recorded in the register.

Until such time as any definitive securities are issued, there may, so long as any Global Notes representing the Subordinated Notes are held in their entirety on behalf of DTC, be substituted for such notice by first-class mail the delivery of the relevant notice to DTC for communication by them to the holders of the Subordinated Notes, in accordance with DTC’s applicable procedures. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Notices to be given by any holders of the Subordinated Notes to the Trustee shall be in writing to the Trustee at its corporate trust office. While any of the Subordinated Notes are represented by a Global Note, such notice may be given by any holder to the Trustee through DTC in such manner as DTC may approve for this purpose.

Subsequent Holders’ Agreement

Holders of the Subordinated Notes that acquire the Subordinated Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Subordinated Notes that acquire the Subordinated Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Subordinated Notes related to the UK bail-in power.

Governing Law

The Subordinated Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as the Indenture specifies, the subordination provisions and the waiver of the right to set-off by the holders and by the Trustee acting on behalf of the holders with respect to the Subordinated Notes will be governed by and construed in accordance with the laws of Scotland.

Listing

We intend to apply for the listing of the Subordinated Notes on the New York Stock Exchange in accordance with its rules.

SENIOR NOTES

A.	3.073% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2028

Base Prospectus

Please refer to pages 78-91 of Exhibit 2.5 of the 2019 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

Prospectus Supplement:

Please refer to pages 40-50 of Exhibit 2.4 of the 2020 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465921032442/a20-38587_8ex2d4.htm

B.	4.892% Fixed Rate / Floating Rate Senior Notes due 2029

Base Prospectus:

Please refer to pages 78-91 of Exhibit 2.5 of the 2019 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

Prospectus Supplement:

Please refer to pages 195-206 of Exhibit 2.5 of the 2019 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

C.	4.445% Fixed Rate / Floating Rate Senior Notes due 2030

Base Prospectus:

Please refer to pages 78-91 of Exhibit 2.5 of the 2019 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

Prospectus Supplement:

Please refer to pages 207-218 of Exhibit 2.5 of the 2019 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

D.	5.076% Fixed Rate / Floating Rate Senior Notes due 2030

Base Prospectus:

Please refer to pages 78-91 of Exhibit 2.5 of the 2019 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

Prospectus Supplement:

Please refer to pages 219-230 of Exhibit 2.5 of the 2019 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465920026118/a19-22922_1ex2d5.htm.

E.	1.642% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2027

Base Prospectus:

Please refer to pages 15-32 of Exhibit 2.4 of the 2021 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465922030147/nwg-20211231xex2d4.htm

Prospectus Supplement:

Please refer to pages 36-46 of Exhibit 2.4 of the 2021 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465922030147/nwg-20211231xex2d4.htm

F.	5.516% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2028

Base Prospectus:

Please refer to pages 16-25 of Exhibit 2.4 of the 2022 Annual Report, available at

https://sec.gov/Archives/edgar/data/844150/000110465923025378/nwg-20221231xex2d4.htm

Prospectus Supplement:

Please refer to pages 43-52 of Exhibit 2.4 of the 2022 Annual Report, available at

https://sec.gov/Archives/edgar/data/844150/000110465923025378/nwg-20221231xex2d4.htm

G.	7.472% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2026

Base Prospectus:

Please refer to pages 16-25 of Exhibit 2.4 of the 2022 Annual Report, available at

https://sec.gov/Archives/edgar/data/844150/000110465923025378/nwg-20221231xex2d4.htm

Prospectus Supplement:

Please refer to pages 52-62 of Exhibit 2.4 of the 2022 Annual Report, available at

https://sec.gov/Archives/edgar/data/844150/000110465923025378/nwg-20221231xex2d4.htm

H.5.847% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2027 and 6.016% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2034

Base Prospectus:

Please refer to pages 16-32 of Exhibit 2.4 of the 2022 Annual Report, available at

https://sec.gov/Archives/edgar/data/844150/000110465923025378/nwg-20221231xex2d4.htm

Prospectus Supplement:

Please refer to pages 19-29 of Exhibit 2.4 of the 2023 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465924026968/nwg-20231231xex2d4.htm

I.	5.808% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2029

Base Prospectus:

Please refer to pages 16-32 of Exhibit 2.4 of the 2022 Annual Report, available at

https://sec.gov/Archives/edgar/data/844150/000110465923025378/nwg-20221231xex2d4.htm

Prospectus Supplement:

Please refer to pages 29-38 of Exhibit 2.4 of the 2023 Annual Report, available at

https://www.sec.gov/Archives/edgar/data/844150/000110465924026968/nwg-20231231xex2d4.htm

J.5.583% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2028, 5.778% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2035 and Senior Callable Floating Notes due 2028

Base Prospectus:

Please refer to pages 16-32 of Exhibit 2.4 of the 2022 Annual Report, available at

https://sec.gov/Archives/edgar/data/844150/000110465923025378/nwg-20221231xex2d4.htm

Prospectus Supplement:

DESCRIPTION OF THE SENIOR NOTES

In this prospectus supplement, we refer to the $1,000,000,000 5.583% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2028 as 2028 Notes and to the $1,500,000,000 5.778% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2035 as 2035 Notes and collectively to the 2028 Notes and the 2035 Notes as the “Fixed Reset Rate Notes”, and to the $300,000,000 Senior Callable Floating Rate Notes due 2028 as the “Floating Rate Notes” and to the Fixed Reset Rate Notes and the Floating Rate Notes collectively as the “Senior Notes”. The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities.” If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

General

The 2028 Notes will be issued in an aggregate principal amount of $1,000,000,000 and, unless previously redeemed or repurchased (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below), will mature on March 1, 2028.

The 2035 Notes will be issued in an aggregate principal amount of $1,500,000,000 and, unless previously redeemed or repurchased (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below), will mature on March 1, 2035.

The Floating Rate Notes will be issued in an aggregate principal amount of $300,000,000 and, unless previously redeemed or repurchased (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below), will mature on March 1, 2028.

The Senior Notes of each series will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, and equally with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Each series of the Senior Notes will constitute a separate series of debt securities issued under the Indenture. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes of each series will be represented by global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on February 29, 2024. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, without the consent of the holders of the Senior Notes of any series, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes of a series described in this prospectus supplement except for the price to the public and Issue Date and, if applicable, the initial interest payment date of such Senior Notes, provided however that if such additional notes have the same CUSIP, ISIN and/or Common Code as the outstanding Senior Notes, such additional notes must be fungible with the outstanding Senior Notes of the applicable series for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes of the applicable series offered by this prospectus supplement, may constitute a single series of Senior Notes under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under the Indenture.

Interest

Fixed Reset Rate Notes

The 2028 Notes will bear interest from (and including) the Issue Date to (but excluding) March 1, 2027 (the “2028 Notes Interest Reset Date”), at a rate of 5.583% per annum, and from (and including) the 2028 Notes Interest Reset Date to (but excluding) maturity (the “2028 Notes Reset Period”), at a rate per annum equal to the applicable U.S. Treasury Rate (as defined herein) as determined by the Calculation Agent on the 2028 Notes Reset Determination Date (as defined herein), plus 1.100%.

The 2035 Notes will bear interest from (and including) the Issue Date to (but excluding) March 1, 2034 (the “2035 Notes Interest Reset Date”), at a rate of 5.778% per annum, and from (and including) the 2035 Notes Interest Reset Date to (but excluding) maturity (the “2035 Notes Reset Period”), at a rate per annum equal to the applicable U.S. Treasury Rate (as defined herein) as determined by the Calculation Agent on the 2035 Notes Reset Determination Date (as defined herein), plus 1.500%.

Interest on the Fixed Reset Rate Notes will be paid semi-annually in arrear on March 1 and September 1 of each year (each, a “Fixed Reset Rate Notes Interest Payment Date”), beginning on September 1, 2024, to (and including) maturity. The regular record dates for each series of Senior Notes will be the 15th calendar day immediately preceding each Fixed Reset Rate Notes Interest Payment Date, whether or not a business day.

The “2028 Notes Reset Determination Date” will be the second business day immediately preceding the 2028 Notes Interest Reset Date.

The “2035 Notes Reset Determination Date” will be the second business day immediately preceding the 2035 Notes Interest Reset Date.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

Interest will be calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year.

All percentages resulting from any calculation of any interest rate on the Fixed Reset Rate Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

If any scheduled Fixed Reset Rate Notes Interest Payment Date is not a business day, we will pay interest on the next day that is a business day, but interest on such payment will not accrue during the period from and after such scheduled Fixed Reset Rate Notes Interest Payment Date.

If the scheduled maturity date or date of redemption or repurchase (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below) or repayment of the Fixed Reset Rate Notes is not a business day, we may pay interest and principal, or make the payment then due, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption, repurchase or repayment.

Determination of the U.S. Treasury Rate

The U.S. Treasury Rate shall be determined by the Calculation Agent.

“U.S. Treasury Rate” means, with respect to the 2028 Notes Interest Reset Date and the 2035 Notes Interest Reset Date, respectively, the rate per annum equal to: (1) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for one-year maturities, for the five business days immediately prior to the 2028 Notes Reset Determination Date or the 2035 Notes Reset Determination Date, as applicable, and appearing under the caption “Treasury constant maturities” at 5:00 p.m. (New York City time) on the 2028 Notes Reset Determination Date or the 2035 Notes Reset Determination Date, as applicable, in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity of one year; or (2) if such release (or any successor release) is not published during the week immediately prior to the 2028 Notes Reset Determination Date or the 2035 Notes Reset Determination Date, as applicable, or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the 2028 Notes Interest Reset Date or the 2035 Notes Interest Reset Date, as applicable.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to us equal to the yield on U.S. Treasury securities having a maturity of one year as set forth in the most recently published statistical release designated “H.15 Daily Update” under the caption “Treasury constant maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities” for the maturity of one year) at 5:00 p.m. (New York City time) on the 2028 Notes Reset Determination Date or the 2035 Notes Reset Determination Date, as applicable, on which such rate was set forth in such release (or any successor release).

“Comparable Treasury Issue” means, with respect to the 2028 Notes Reset Period and the 2035 Notes Reset Period, respectively, the U.S. Treasury security or securities selected by us with a maturity date on or about the last day of the 2028 Notes Reset Period or the 2035 Notes Reset Period, as applicable, and that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.

“Comparable Treasury Price” means, with respect to the 2028 Notes Interest Reset Date and the 2035 Notes Interest Reset Date, respectively, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the 2028 Notes Interest Reset Date (calculated on the 2028 Notes Reset Determination Date preceding the 2028 Notes Interest Reset Date) or the 2035 Notes Interest Reset Date (calculated on the 2035 Notes Reset Determination Date preceding the 2035 Notes Interest Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to the Calculation Agent by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by us (following, where practicable, consultation with the Calculation Agent), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the 2028 Notes Interest Reset Date and the 2035 Notes Interest Reset Date, respectively, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the 2028 Notes Reset Determination Date or the 2035 Notes Reset Determination Date, as applicable.

Floating Rate Notes

In respect of the Floating Rate Notes, from (and including) the Issue Date to (but excluding) maturity, the interest rate on the Floating Rate Notes will be equal to the Benchmark (initially, Compounded Daily SOFR) plus 1.250% per annum (the “Floating Rate Notes Margin”), accruing from (and including) the Issue Date to (but excluding) maturity. The interest rate applicable to the Floating Rate Notes will be reset quarterly on March 1, June 1, September 1 and December 1 of each year, beginning on June 1, 2024 (each, a “Floating Rate Notes Interest Reset Date”). The regular record dates for the Floating Rate Notes will be the 15th calendar day immediately preceding each Floating Rate Notes Interest Payment Date, whether or not a business day.

Interest on the Floating Rate Notes will be payable quarterly in arrear on March 1, June 1, September 1 and December 1 of each year, beginning on June 1, 2024 and ending on maturity (each, a “Floating Rate Notes Interest Payment Date” and, together with each Fixed Reset Rate Notes Interest Payment Date, each an “Interest Payment Date”).

Interest will be calculated on the basis of the actual number of days in each interest period, assuming a 360-day year. An interest period will be the period beginning on (and including) a Floating Rate Notes Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Notes Interest Payment Date; provided that the first floating rate interest period of the Floating Rate Notes will begin on the Issue Date and will end on (but exclude) the first Floating Rate Notes Interest Payment Date (each a “Floating Rate Interest Period”).

If any scheduled Floating Rate Notes Interest Reset Date or Floating Rate Notes Interest Payment Date (other than the maturity date) is not a business day, such Floating Rate Notes Interest Reset Date or Floating Rate Notes Interest Payment Date will be postponed to the next day that is a business day; provided that if that business day falls in the next succeeding calendar month, such Floating Rate Notes Interest Reset Date or Floating Rate Notes Interest Payment Date will be the immediately preceding business day. If any such Floating Rate Notes Interest Payment Date (other than the maturity date) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward Floating Rate Notes Interest Payment Date will include interest accrued to but excluding such postponed or brought forward Floating Rate Notes Interest Payment Date.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

If the scheduled maturity date or date of redemption or repurchase (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event”, “—Optional Redemption” and “—Repurchases” below) or repayment for the Floating Rate Notes is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption, repurchase or repayment.

All percentages resulting from any calculation of any interest rate on the Floating Rate Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by applicable law. In addition, when calculating Compounded Daily SOFR for any Floating Rate Interest Period, if SOFR for a particular day during that Floating Rate Interest Period is negative, then the amount of interest attributable to that day may be less than zero; provided that in no event will the amount of interest payable on the Floating Rate Notes for any interest period be less than zero.

Calculation of the Benchmark

The “Benchmark” means, initially, Compounded Daily SOFR; provided that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Compounded Daily SOFR” means, in relation to a Floating Rate Interest Period, the rate of return of a daily compound interest investment (with SOFR as reference rate for the calculation of interest) during the related Observation Period and will be calculated by the Calculation Agent on the related Floating Rate Notes Interest Determination Date as follows:

Where:

“d” means, in relation to any Observation Period, the number of calendar days in such Observation Period;

“d0” means, in relation to any Observation Period, the number of USGS Business Days in such Observation Period;

“i” means, in relation to any Observation Period, a series of whole numbers from one to d0, each representing the relevant USGS Business Day in chronological order from (and including) the first USGS Business Day in such Observation Period;

“ni” means, in relation to any USGS Business Day “i” in the relevant Observation Period, the number of calendar days from (and including) such USGS Business Day “i” up to (but excluding) the following USGS Business Day;

“Observation Period” means, in respect of each Floating Rate Interest Period, the period from (and including) the date which is five USGS Business Days prior to the first day of such Floating Rate Interest Period to (but excluding) the date which is five USGS Business Days prior to the Floating Rate Notes Interest Payment Date for such Floating Rate Interest Period; provided that the first Observation Period shall commence on (and include) the date which is five USGS Business Days prior to the Issue Date.

“SOFR” means, in relation to any day, the rate determined by the Calculation Agent in accordance with the following provisions:

(1) the daily Secured Overnight Financing Rate for trades made on such day available at or around the Reference Time on the NY Federal Reserve’s Website;

(2) if the rate specified in (1) above is not available at or around the Reference Time for such day (and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred), the daily Secured Overnight Financing Rate in respect of the last USGS Business Day for which such rate was published on the NY Federal Reserve’s Website;

“SOFRi” means, in relation to any USGS Business Day “i” in the relevant Observation Period, SOFR in respect of such USGS Business Day; and

“USGS Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association or any successor thereto (“SIFMA”) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding clauses (1) and (2) of the definition of “SOFR” above, if we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) determine on or prior to the relevant Floating Rate Notes Interest Determination Date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the “Benchmark Transition Provisions” set forth below will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.

In accordance with and subject to the Benchmark Transition Provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each Floating Rate Interest Period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the applicable Floating Rate Notes Margin.

Certain Definitions

“designee” means an affiliate or any other agent of, and selected by, NatWest Group plc.

“Floating Rate Notes Interest Determination Date” means the date that is two USGS Business Days before each applicable Floating Rate Notes Interest Reset Date (the “Floating Rate Notes Interest Determination Date”).

“NY Federal Reserve’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org (or any successor website).

“Reference Time” means (1) if the Benchmark is Compounded Daily SOFR, for each USGS Business Day, 3:00 p.m. (New York time) on the next succeeding USGS Business Day, and (2) if the Benchmark is not Compounded Daily SOFR, the time determined by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) in accordance with the Benchmark Replacement Conforming Changes.

Benchmark Transition Provisions

If we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the applicable Reference Time in respect of any determination of the Benchmark on any date, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) as of the Benchmark Replacement Date:

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3) the sum of: (a) the alternate rate of interest that has been selected by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar- denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustments) as the applicable tenor for the then-current Benchmark.

“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York (“NY Federal Reserve”), or a committee officially endorsed or convened by the Federal Reserve and/or the NY Federal Reserve or any successor thereto.

Benchmark Replacement Adjustment

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero) that has been (i) selected or recommended by the Relevant Governmental Body or (ii) determined by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) giving due consideration to industry-accepted spread adjustments (if any), or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Benchmark Replacement Conforming Changes

In connection with the implementation of a Benchmark Replacement, we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) will have the right to make changes to (1) any Floating Rate Notes Interest Determination Date, Floating Rate Notes Interest Payment Date, Reference Time, business day convention or Floating Rate Interest Period, (2) the manner, timing and frequency of determining the rate and amounts of interest that are payable on the Floating Rate Notes and the conventions relating to such determination and calculations with respect to interest, (3) rounding conventions, (4) tenors and (5) any other terms or provisions of the Floating Rate Notes, in each case that we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) determine, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) decide that implementation of any portion of such market practice is not administratively feasible or determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) determine is appropriate (acting in good faith)) (the “Benchmark Replacement Conforming Changes”). Any Benchmark Replacement Conforming Changes will apply to the Floating Rate Notes for all future Floating Rate Interest Periods.

Benchmark Transition Event

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

Benchmark Replacement Date

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

ISDA Fallback Rate

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

Notice of Benchmark Replacement

We will promptly give notice of the determination of the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes to the Trustee, the Calculation Agent and the noteholders; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

Agreement with Respect to the Benchmark Replacement

By its acquisition of the Floating Rate Notes, each noteholder (which, for these purposes, includes each beneficial owner) (i) will acknowledge, accept, consent and agree to be bound by our or our designee’s determination of a Benchmark Transition Event, a Benchmark Replacement Date, the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, including as may occur without any prior notice from us and without the need for us to obtain any further consent from such noteholder, (ii) will waive any and all claims, in law and/or in equity, against the trustee, the principal paying agent and the Calculation Agent or our designee for, agree not to initiate a suit against the trustee, the principal paying agent and the Calculation Agent or our designee in respect of, and agree that none of the trustee, the principal paying agent or the Calculation Agent or our designee will be liable for, the determination of or the failure to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, and any losses suffered in connection therewith and (iii) will agree that none of the trustee, the principal paying agent or the Calculation Agent or our designee will have any obligation to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes (including any adjustments thereto), including in the event of any failure by us to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes.

Notwithstanding any other provision of “Benchmark Transition Provisions” set forth above, no Benchmark Replacement will be adopted, nor will the applicable Benchmark Replacement Adjustment be applied, nor will any Benchmark Replacement Conforming Changes be made, if in our determination, the same could reasonably be expected to prejudice the qualification of the Floating Rate Notes as eligible liabilities or loss absorbing capacity instruments for the purposes of the Loss Absorption Regulations.

Decisions and Determinations

All determinations, decisions, elections and any calculations made by us, the Calculation Agent or our designee (as applicable) for the purposes of calculating the applicable interest on the Senior Notes will be conclusive and binding on the noteholders, us and the Trustee, absent manifest error. If made by us, such determinations, decisions, elections and calculations will be made in consultation with the Calculation Agent, to the extent practicable. If made by our designee, such determinations, decisions, elections and calculations will be made after consulting with us, and our designees will not make any such determination, decision, election or calculation to which we object. Notwithstanding anything to the contrary in the Indenture or the Senior Notes, any determinations, decisions, calculations or elections made in accordance with this provision will become effective without consent from the noteholders or any other party.

With respect to the Floating Rate Notes, any determination, decision or election relating to the Benchmark not made by the Calculation Agent will be made on the basis described above. The Calculation Agent shall have no liability for not making any such determination, decision or election. In addition, we may designate an entity (which may be our affiliate) to make any determination, decision or election that we have the right to make in connection with the determination of the Benchmark.

Tax Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes of a series, in whole but not in part, (i) in respect of the 2028 Notes and the 2035 Notes, at any time and (ii) in respect of the Floating Rate Notes, only on a Floating Rate Notes Interest Payment Date, in each case in the event of certain changes in the tax laws of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax and certain other limited circumstances. The circumstances in which we may redeem the Senior Notes of a series and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption.”

In the event of such a redemption, the redemption price of the Senior Notes of a series will be 100% of their principal amount together with any accrued but unpaid payments of interest to, but excluding, the date of redemption. If we elect to redeem the Senior Notes of a series, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the redemption date.

Loss Absorption Disqualification Event Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes of a series at our sole discretion, in whole but not in part, (i) in respect of the 2028 Notes and the 2035 Notes, at any time and (ii) in respect of the Floating Rate Notes, only on a Floating Rate Notes Interest Payment Date, in each case at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption, in the event we determine a Loss Absorption Disqualification Event has occurred and is continuing.

Before the publication of any notice of redemption pursuant to a Loss Absorption Disqualification Event, we shall deliver to the Trustee a certificate signed by two authorised signatories of NatWest Group plc stating that, in such signatories’ belief, the condition for redemption has occurred and is continuing as at the date of the certificate, and the Trustee is entitled to conclusively rely on and shall accept such certificate as sufficient evidence of such occurrence, in which event it shall be conclusive and binding on the holders of the Senior Notes.

For these purposes:

A “Loss Absorption Disqualification Event” shall be deemed to have occurred if:

(i)

at the time that any Loss Absorption Regulation becomes effective, and as a result of such Loss Absorption Regulation becoming so effective, in each case with respect to us and/or the Regulatory Group, on or after the issue date of the series of Senior Notes affected, the Senior Notes of such series are or, in our opinion or in the opinion of the PRA are likely to be fully or partially excluded from our and/or the Regulatory Group’s (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments; or

(ii)

as a result of any amendment to, or change in, or replacement of, any Loss Absorption Regulation, or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the issue date of the series of Senior Notes affected, the Senior Notes of such series are or, in our opinion or in the opinion of the PRA are likely to be, fully or partially excluded from our and/or the Regulatory Group’s (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations as applicable to us and/or the Regulatory Group; provided that in the case of (i) and (ii) above, a Loss Absorption Disqualification Event shall not occur where such exclusion of the relevant series of Senior Notes is due to the remaining maturity of the relevant series of Senior Notes being less than any period prescribed by any applicable eligibility criteria under the relevant Loss Absorption Regulations effective with respect to us and/or the Regulatory Group on the issue date of the relevant series of Senior Notes.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the PRA, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines, rules, standards and policies relating to requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the PRA and/or the United Kingdom resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to us or to the Regulatory Group).

“PRA” means the UK Prudential Regulation Authority and/or such other governmental authority in the United Kingdom having primary supervisory authority with respect to the prudential regulation of our business.

“Regulatory Group” means us, our subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of our subsidiary undertakings from time to time and any other undertakings from time to time consolidated with us for regulatory purposes, in each case in accordance with the rules and guidance of the PRA then in effect.

Optional Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes of a series at our sole discretion, in whole but not in part, (i) in respect of the 2028 Notes, on March 1, 2027 (the “2028 Notes Optional Redemption Date”), (ii) in respect of the 2035 Notes, on March 1, 2034 (the “2035 Notes Optional Redemption Date”) and (iii) in respect of the Floating Rate Notes, on March 1, 2027 (the “Floating Rate Notes Optional Redemption Date” and, together with the 2028 Notes Optional Redemption Date and the 2035 Notes Optional Redemption Date, each an “Optional Redemption Date”), in each case at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption.

The Senior Notes will not be redeemable at the option of the holders at any time.

Notice of Redemption

If we elect to redeem the Senior Notes of a series at our option on the Optional Redemption Date for such series or due to the occurrence of a tax law change or a Loss Absorption Disqualification Event, we will give holders of the Senior Notes of such series not less than fifteen (15) calendar days or more than thirty (30) calendar days’ notice in accordance with “—Notices” below, and to the Trustee at least five (5) business days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee. Except as otherwise provided herein, such notice shall be irrevocable but may be conditioned on the occurrence of any event or circumstance.

Any redemption notice will state:

●	the redemption date;
●	the redemption price;

●	that, and subject to what conditions, the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;
●	the place or places at which each holder may obtain payment of the redemption price; and
●	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such series of Senior Notes.

If we have elected to redeem the Senior Notes of any series but prior to the payment of the redemption amount with respect to such redemption the relevant UK authority exercises its UK bail-in power in respect of the relevant series of Senior Notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Conditions to Redemption and Repurchase

Notwithstanding any other provision, we may only redeem the Senior Notes of a series prior to the relevant maturity date or repurchase the Senior Notes of a series (and give notice thereof to the holders of such series of Senior Notes in the case of redemption) if we have obtained the prior consent of the PRA, to the extent such consent is at the relevant time and in the relevant circumstances required (if at all) by the Loss Absorption Regulations or applicable laws or regulations in effect in the United Kingdom.

Agreement with Respect to the Exercise of UK Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by its acquisition of Senior Notes, each holder and beneficial owner of the Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK authority which may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into ordinary shares or other securities or other obligations of NatWest Group plc or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant UK authority of such UK bail-in power. Each holder and beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK authority.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to NatWest Group plc or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (notwithstanding that the UK is no longer a member state of the European Union) and/or within the context of a UK resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised.

A reference to the “relevant UK authority” is to any authority with the ability to exercise a UK bail-in power.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any UK bail-in power by the relevant UK authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us and the Group.

If we have elected to redeem the Senior Notes of any series but prior to the payment of the redemption amount with respect to such redemption the relevant UK authority exercises its UK bail-in power with respect to the Senior Notes, the relevant redemption notices shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

The exercise of any UK bail-in power by the relevant UK authority shall not constitute a default or Event of Default under the terms of the Senior Notes or the Indenture.

In addition, by its acquisition of Senior Notes, each holder (including each beneficial holder) of the Senior Notes:

(ix)

acknowledges and agrees that the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(x)

to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes;

(xi)	agrees that, upon the exercise of any UK bail-in power by the relevant UK authority with respect to the Senior Notes,
(a)

the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 (Control by Holders) of the Indenture, which section authorises holders of a majority in aggregate outstanding principal amount of the Senior Notes to direct certain actions relating to the Senior Notes, and

(b)

the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK authority in respect of the Senior Notes, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that we and the Trustee shall agree pursuant to a supplemental indenture.

(xii)

shall be deemed to have (i) consented to the exercise of any UK bail-in power which may be imposed without any prior notice by the relevant UK authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorised, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder.

For a discussion of certain risk factors relating to the UK bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

Upon the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the UK bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

Events of Default and Defaults; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Senior Notes of a series shall only result if:

●	a court of competent jurisdiction makes an order for our winding up which is not successfully appealed within 30 days; or
●	an effective shareholders’ resolution is validly adopted for our winding up,

in each case other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

There are no other Events of Default under the Senior Notes. If an Event of Default with respect to Senior Notes of a series occurs and is continuing, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Senior Notes of such series may declare the principal amount of, and any accrued but unpaid interest on such series of Senior Notes to be due and payable immediately in accordance with the terms of the Indenture. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes of such series may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

There are no other circumstances in which holders of Senior Notes or the Trustee may accelerate amounts to be paid in respect of the Senior Notes.

Default

A “Default” with respect to the Senior Notes of a series shall result if:

●	any installment of interest in respect of the Senior Notes of such series is not paid on or before the relevant Interest Payment Date and such failure continues for 14 days; or
●	all or any part of the principal amount of the Senior Notes of such series is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for 7 days.

If a Default occurs and is continuing, the Trustee may commence a proceeding for our winding up, but the Trustee may not declare the principal amount of any outstanding Senior Notes of any series to be due and payable.

However and notwithstanding any other provisions, a failure to make any payment on the Senior Notes of a series shall not be a Default if it is withheld or refused, upon independent counsel’s advice addressed to us and delivered to the Trustee, in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction. In such case, the Trustee may require us to take any action which, upon such independent counsel’s advice delivered to the Trustee, is appropriate and reasonable in the circumstances (including proceedings for a court declaration), in which case we shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or seven-day period after the Trustee gives written notice to us informing us of such determination.

Upon the occurrence of any Event of Default or Default, we shall give prompt written notice to the Trustee. In accordance with the Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Senior Notes whether in connection with any breach by us of our obligations under the Senior Notes, the

Indenture or otherwise, including by judicial proceedings, provided that we shall not, as a result of any such action by the Trustee, be required to pay any amount representing or measured by reference to principal or interest on the Senior Notes of any series prior to any date on which the principal of, or any interest on, the Senior Notes of any series would have otherwise been payable.

Other than the limited remedies specified above, no remedy against us shall be available to the Trustee or the holders of the Senior Notes whether for the recovery of amounts owing in respect of such Senior Notes or under the Indenture or in respect of any breach by us of our obligations under the Indenture or in respect of the Senior Notes, except that the Trustee and the holders shall have such rights and powers as they are entitled to have under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), including the Trustee’s prior lien on any amounts collected following a Default or Event of Default for payment of the Trustee’s fees and expenses, and provided that any payments on the Senior Notes are subject to the ranking provisions set forth in the Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Notes.

The provisions described under “Description of Debt Securities—Events of Default and Defaults; Limitation of Remedies” in the accompanying prospectus do not apply to the Senior Notes.

Payment of Additional Amounts

The government of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax may require us to withhold or deduct amounts from payments on the Senior Notes for taxes or other governmental charges. If such a withholding or deduction is required, we may be required, subject to certain exceptions, to pay additional amounts such that the net amount paid to holders of the Senior Notes, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required (“Additional Amounts”). For more information on Additional Amounts and the situations in which we must pay Additional Amounts, see “Description of Debt Securities—Additional Amounts” in the accompanying prospectus.

Whenever in this prospectus supplement there is mentioned, in the context of the Senior Notes, the payment of the principal, premium, if any, or interest on or in respect of any Senior Note, such mention shall be deemed to include mention of the payment of Additional Amounts referred to above and further described under “Description of Debt Securities—Additional Amounts” in the accompanying prospectus, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of the Indenture and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Noteholder’s Waiver of Right to Set-Off

By acquiring a Senior Note, each holder (and the Trustee acting on behalf of the holders) will be deemed to have waived to the fullest extent permitted by law any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder) that they (or the Trustee acting on their behalf) might otherwise have against us, whether before or during our winding-up, liquidation or administration. Notwithstanding the above, if any such rights and claims of any such holder (or the Trustee acting on behalf of such holders) against us are discharged by set-off, such holder (or the Trustee acting on behalf of such holders) will immediately pay an amount equal to the amount of such discharge to us or, in the event of a winding-up, liquidation or administration, our liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for senior creditors, and until such time as payment is made will hold a sum equal to such amount on trust for senior creditors, and accordingly such discharge shall be deemed not to have taken place.

Trustee; Direction of Trustee

Our obligations to indemnify the Trustee in accordance with Section 6.07 (Compensation and Reimbursement) of the Indenture shall survive the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes.

By its acquisition of Senior Notes, each holder (including each beneficial holder) of the Senior Notes acknowledges and agrees that, upon the exercise of any UK bail-in power by the relevant UK authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 (Control by Holders) of the Indenture, which authorises holders of a majority in aggregate outstanding principal amount of the Senior Notes to direct certain actions relating to the Senior Notes, and (b) neither the Base Indenture nor the Thirteenth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK authority, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that we and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

See “—Events of Default and Defaults; Limitation of Remedies” above for a description of the Trustee’s procedures and remedies available in connection with an Event of Default or Default.

Notices

All notices regarding a series of Senior Notes will be deemed to be validly given if sent by first-class mail to the holders of the Senior Notes at their addresses recorded in the register.

Until such time as any definitive securities are issued, there may, so long as any Global Notes representing the Senior Notes are held in their entirety on behalf of DTC, be substituted for such notice by first-class mail the delivery of the relevant notice to DTC for communication by them to the holders of the Senior Notes, in accordance with DTC’s applicable procedures. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Notices to be given by any holders of the Senior Notes to the Trustee shall be in writing to the Trustee at its corporate trust office. While any of the Senior Notes are represented by a Global Note, such notice may be given by any holder to the Trustee through DTC in such manner as DTC may approve for this purpose.

Subsequent Holders’ Agreement

Holders of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the UK bail-in power.

Governing Law

The Senior Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as the Indenture specifies, the waiver of the right to set-off by the holders and by the Trustee acting on behalf of the holders with respect to the Senior Notes will be governed by and construed in accordance with the laws of Scotland.

Listing

We intend to apply for the listing of each series of Senior Notes on the New York Stock Exchange in accordance with its rules.

M.Senior Callable Floating Notes due 2028 and 4.964% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2030

Base Prospectus:

Please refer to pages 16-32 of Exhibit 2.4 of the 2022 Annual Report, available at

https://sec.gov/Archives/edgar/data/844150/000110465923025378/nwg-20221231xex2d4.htm

Prospectus Supplement:

DESCRIPTION OF THE SENIOR NOTES

In this prospectus supplement, we refer to the $1,250,000,000 4.964% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2030 as the “Fixed Reset Rate Notes”, to the $500,000,000 Senior Callable Floating Rate Notes due 2028 as the “Floating Rate Notes” and to the Fixed Reset Rate Notes and the Floating Rate Notes collectively as the “Senior Notes”. The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities.” If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

General

The Fixed Reset Rate Notes will be issued in an aggregate principal amount of $1,250,000,000 and, unless previously redeemed or repurchased (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below), will mature on August 15, 2030.

The Floating Rate Notes will be issued in an aggregate principal amount of $500,000,000 and, unless previously redeemed or repurchased (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below), will mature on November 15, 2028.

The Senior Notes of each series will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, and equally with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Each series of the Senior Notes will constitute a separate series of debt securities issued under the Indenture. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes of each series will be represented by global securities registered in the name of a nominee of DTC. You will hold a beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on August 15, 2024. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, without the consent of the holders of the Senior Notes of any series, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes of a series described in this prospectus supplement except for the price to the public and Issue Date and, if applicable, the initial interest payment date of such Senior Notes, provided however that if such additional notes have the same CUSIP, ISIN and/or Common Code as the outstanding Senior Notes, such additional notes must be fungible with the outstanding Senior Notes of the applicable series for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes of the applicable series offered by this prospectus supplement, may constitute a single series of Senior Notes under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under the Indenture.

Interest

Fixed Reset Rate Notes

The Fixed Reset Rate Notes will bear interest from (and including) the Issue Date to (but excluding) August 15, 2029 (the “Fixed Reset Rate Notes Interest Reset Date”), at a rate of 4.964% per annum, and from (and including) the Fixed Reset Rate Notes Interest Reset Date to (but excluding) maturity (the “Fixed Reset Rate Notes Reset Period”), at a rate per annum equal to the applicable U.S. Treasury Rate (as defined herein) as determined by the Calculation Agent on the Fixed Reset Rate Notes Reset Determination Date (as defined herein), plus 1.220%. Interest on the Fixed Reset Rate Notes will be paid semi-annually in arrear on February 15 and August 15 of each year (each, a “Fixed Reset Rate Notes Interest Payment Date”), beginning on February 15, 2025, to (and including) maturity. The regular record dates for the Fixed Reset Rate Notes will be the 15th calendar day immediately preceding each Fixed Reset Rate Notes Interest Payment Date, whether or not a business day.

The “Fixed Reset Rate Notes Reset Determination Date” will be the second business day immediately preceding the Fixed Reset Rate Notes Interest Reset Date.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

Interest will be calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year.

All percentages resulting from any calculation of any interest rate on the Fixed Reset Rate Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

If any scheduled Fixed Reset Rate Notes Interest Payment Date is not a business day, we will pay interest on the next day that is a business day, but interest on such payment will not accrue during the period from and after such scheduled Fixed Reset Rate Notes Interest Payment Date.

If the scheduled maturity date or date of redemption or repurchase (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below) or repayment of the Fixed Reset Rate Notes is not a business day, we may pay interest and principal, or make the payment then due, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption, repurchase or repayment.

Determination of the U.S. Treasury Rate

The U.S. Treasury Rate shall be determined by the Calculation Agent.

“U.S. Treasury Rate” means, with respect to the Fixed Reset Rate Notes Interest Reset Date, the rate per annum equal to: (1) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for one-year maturities, for the five business days immediately prior to the Fixed Reset Rate Notes Reset Determination Date and appearing under the caption “Treasury constant maturities” at 5:00 p.m. (New York City time) on the Fixed Reset Rate Notes Reset Determination Date in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity of one year; or (2) if such release (or any successor release) is not published during the week immediately prior to the Fixed Reset Rate Notes Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Fixed Reset Rate Notes Interest Reset Date.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to us equal to the yield on U.S. Treasury securities having a maturity of one year as set forth in the most recently published statistical release designated “H.15 Daily Update” under the caption “Treasury constant maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities” for the maturity of one year) at 5:00 p.m. (New York City time) on the Fixed Reset Rate Notes Reset Determination Date on which such rate was set forth in such release (or any successor release).

“Comparable Treasury Issue” means, with respect to the Fixed Reset Rate Notes Reset Period, the U.S. Treasury security or securities selected by us with a maturity date on or about the last day of the Fixed Reset Rate Notes Reset Period and that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.

“Comparable Treasury Price” means, with respect to the Fixed Reset Rate Notes Interest Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the Fixed Reset Rate Notes Interest Reset Date (calculated on the Fixed Reset Rate Notes Reset Determination Date preceding the Fixed Reset Rate Notes Interest Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to the Calculation Agent by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by us (following, where practicable, consultation with the Calculation Agent), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the Fixed Reset Rate Notes Interest Reset Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Fixed Reset Rate Notes Reset Determination Date.

Floating Rate Notes

In respect of the Floating Rate Notes, from (and including) the Issue Date to (but excluding) maturity, the interest rate on the Floating Rate Notes will be equal to the Benchmark (initially, Compounded Daily SOFR) plus 1.300% per annum (the “Floating Rate Notes Margin”), accruing from (and including) the Issue Date to (but excluding) maturity. The interest rate applicable to the Floating Rate Notes will be reset quarterly on February 15, May 15, August 15 and November 15 of each year, beginning on November 15, 2024 (each, a “Floating Rate Notes Interest Reset Date”). The regular record dates for the Floating Rate Notes will be the 15th calendar day immediately preceding each Floating Rate Notes Interest Payment Date, whether or not a business day.

Interest on the Floating Rate Notes will be payable quarterly in arrear on February 15, May 15, August 15 and November 15 of each year, beginning on November 15, 2024 and ending on maturity (each, a “Floating Rate Notes Interest Payment Date” and, together with each Fixed Reset Rate Notes Interest Payment Date, each an “Interest Payment Date”).

Interest will be calculated on the basis of the actual number of days in each interest period, assuming a 360-day year. An interest period will be the period beginning on (and including) a Floating Rate Notes Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Notes Interest Payment Date; provided that the first floating rate interest period of the Floating Rate Notes will begin on the Issue Date and will end on (but exclude) the first Floating Rate Notes Interest Payment Date (each a “Floating Rate Interest Period”).

If any scheduled Floating Rate Notes Interest Reset Date or Floating Rate Notes Interest Payment Date (other than the maturity date) is not a business day, such Floating Rate Notes Interest Reset Date or Floating Rate Notes Interest Payment Date will be postponed to the next day that is a business day; provided that if that business day falls in the next succeeding calendar month, such Floating Rate Notes Interest Reset Date or Floating Rate Notes Interest Payment Date will be the immediately preceding business day. If any such Floating Rate Notes Interest Payment Date (other than the maturity date) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward Floating Rate Notes Interest Payment Date will include interest accrued to but excluding such postponed or brought forward Floating Rate Notes Interest Payment Date.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

If the scheduled maturity date or date of redemption or repurchase (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event”, “—Optional Redemption” and “—Repurchases” below) or repayment for the Floating Rate Notes is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption, repurchase or repayment.

All percentages resulting from any calculation of any interest rate on the Floating Rate Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by applicable law. In addition, when calculating Compounded Daily SOFR for any Floating Rate Interest Period, if SOFR for a particular day during that Floating Rate Interest Period is negative, then the amount of interest attributable to that day may be less than zero; provided that in no event will the amount of interest payable on the Floating Rate Notes for any interest period be less than zero.

Calculation of the Benchmark

The “Benchmark” means, initially, Compounded Daily SOFR; provided that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Compounded Daily SOFR” means, in relation to a Floating Rate Interest Period, the rate of return of a daily compound interest investment (with SOFR as reference rate for the calculation of interest) during the related Observation Period and will be calculated by the Calculation Agent on the related Floating Rate Notes Interest Determination Date as follows:

Where:

“d” means, in relation to any Observation Period, the number of calendar days in such Observation Period;

“d0” means, in relation to any Observation Period, the number of USGS Business Days in such Observation Period;

“i” means, in relation to any Observation Period, a series of whole numbers from one to d0, each representing the relevant USGS Business Day in chronological order from (and including) the first USGS Business Day in such Observation Period;

“ni” means, in relation to any USGS Business Day “i” in the relevant Observation Period, the number of calendar days from (and including) such USGS Business Day “i” up to (but excluding) the following USGS Business Day;

“Observation Period” means, in respect of each Floating Rate Interest Period, the period from (and including) the date which is five USGS Business Days prior to the first day of such Floating Rate Interest Period to (but excluding) the date which is five USGS Business Days prior to the Floating Rate Notes Interest Payment Date for such Floating Rate Interest Period; provided that the first Observation Period shall commence on (and include) the date which is five USGS Business Days prior to the Issue Date;

“SOFR” means, in relation to any day, the rate determined by the Calculation Agent in accordance with the following provisions:

(1) the daily Secured Overnight Financing Rate for trades made on such day available at or around the Reference Time on the NY Federal Reserve’s Website; or

(2) if the rate specified in (1) above is not available at or around the Reference Time for such day (and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred), the daily Secured Overnight Financing Rate in respect of the last USGS Business Day for which such rate was published on the NY Federal Reserve’s Website;

“SOFRi” means, in relation to any USGS Business Day “i” in the relevant Observation Period, SOFR in respect of such USGS Business Day; and

“USGS Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association or any successor thereto (“SIFMA”) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding clauses (1) and (2) of the definition of “SOFR” above, if we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) determine on or prior to the relevant Floating Rate Notes Interest Determination Date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the “Benchmark Transition Provisions” set forth below will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.

In accordance with and subject to the Benchmark Transition Provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each Floating Rate Interest Period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the applicable Floating Rate Notes Margin.

Certain Definitions

“designee” means an affiliate or any other agent of, and selected by, NatWest Group plc.

“Floating Rate Notes Interest Determination Date” means the date that is two USGS Business Days before each applicable Floating Rate Notes Interest Reset Date.

“NY Federal Reserve’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org (or any successor website).

“Reference Time” means (1) if the Benchmark is Compounded Daily SOFR, for each USGS Business Day, 3:00 p.m. (New York time) on the next succeeding USGS Business Day, and (2) if the Benchmark is not Compounded Daily SOFR, the time determined by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) in accordance with the Benchmark Replacement Conforming Changes.

Benchmark Transition Provisions

If we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the applicable Reference Time in respect of any determination of the Benchmark on any date, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) as of the Benchmark Replacement Date:

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3) the sum of: (a) the alternate rate of interest that has been selected by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar- denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustments) as the applicable tenor for the then-current Benchmark.

“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York (“NY Federal Reserve”), or a committee officially endorsed or convened by the Federal Reserve and/or the NY Federal Reserve or any successor thereto.

Benchmark Replacement Adjustment

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero) that has been (i) selected or recommended by the Relevant Governmental Body or (ii) determined by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) giving due consideration to industry-accepted spread adjustments (if any), or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Benchmark Replacement Conforming Changes

In connection with the implementation of a Benchmark Replacement, we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) will have the right to make changes to (1) any Floating Rate Notes Interest Determination Date, Floating Rate Notes Interest Payment Date, Reference Time, business day convention or Floating Rate Interest Period, (2) the manner, timing and frequency of determining the rate and amounts of interest that are payable on the Floating Rate Notes and the conventions relating to such determination and calculations with respect to interest, (3) rounding conventions, (4) tenors and (5) any other terms or provisions of the Floating Rate Notes, in each case that we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) determine, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) decide that implementation of any portion of such market practice is not administratively feasible or determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) determine is appropriate (acting in good faith)) (the “Benchmark Replacement Conforming Changes”). Any Benchmark Replacement Conforming Changes will apply to the Floating Rate Notes for all future Floating Rate Interest Periods.

Benchmark Transition Event

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

Benchmark Replacement Date

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

ISDA Fallback Rate

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

Notice of Benchmark Replacement

We will promptly give notice of the determination of the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes to the Trustee, the Calculation Agent and the noteholders; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

Agreement with Respect to the Benchmark Replacement

By its acquisition of the Floating Rate Notes, each noteholder (which, for these purposes, includes each beneficial owner) (i) will acknowledge, accept, consent and agree to be bound by our or our designee’s determination of a Benchmark Transition Event, a Benchmark Replacement Date, the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, including as may occur without any prior notice from us and without the need for us to obtain any further consent from such noteholder, (ii) will waive any and all claims, in law and/or in equity, against the trustee, the principal paying agent and the Calculation Agent or our designee for, agree not to initiate a suit against the trustee, the principal paying agent and the Calculation Agent or our designee in respect of, and agree that none of the trustee, the principal paying agent or the Calculation Agent or our designee will be liable for, the determination of or the failure to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, and any losses suffered in connection therewith and (iii) will agree that none of the trustee, the principal paying agent or the Calculation Agent or our designee will have any obligation to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes (including any adjustments thereto), including in the event of any failure by us to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes.

Notwithstanding any other provision of “Benchmark Transition Provisions” set forth above, no Benchmark Replacement will be adopted, nor will the applicable Benchmark Replacement Adjustment be applied, nor will any Benchmark Replacement Conforming Changes be made, if in our determination, the same could reasonably be expected to prejudice the qualification of the Floating Rate Notes as eligible liabilities or loss absorbing capacity instruments for the purposes of the Loss Absorption Regulations.

Decisions and Determinations

All determinations, decisions, elections and any calculations made by us, the Calculation Agent or our designee (as applicable) for the purposes of calculating the applicable interest on the Senior Notes will be conclusive and binding on the noteholders, us and the Trustee, absent manifest error. If made by us, such determinations, decisions, elections and calculations will be made in consultation with the Calculation Agent, to the extent practicable. If made by our designee, such determinations, decisions, elections and calculations will be made after consulting with us, and our designees will not make any such determination, decision, election or calculation to which we object. Notwithstanding anything to the contrary in the Indenture or the Senior Notes, any determinations, decisions, calculations or elections made in accordance with this provision will become effective without consent from the noteholders or any other party.

With respect to the Floating Rate Notes, any determination, decision or election relating to the Benchmark not made by the Calculation Agent will be made on the basis described above. The Calculation Agent shall have no liability for not making any such determination, decision or election. In addition, we may designate an entity (which may be our affiliate) to make any determination, decision or election that we have the right to make in connection with the determination of the Benchmark.

Tax Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes of a series, in whole but not in part, (i) in respect of the Fixed Reset Rate Notes, at any time and (ii) in respect of the Floating Rate Notes, only on a Floating Rate Notes Interest Payment Date, in each case in the event of certain changes in the tax laws of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax and certain other limited circumstances. The circumstances in which we may redeem the Senior Notes of a series and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption.”

In the event of such a redemption, the redemption price of the Senior Notes of a series will be 100% of their principal amount together with any accrued but unpaid payments of interest to, but excluding, the date of redemption. If we elect to redeem the Senior Notes of a series, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the redemption date.

Loss Absorption Disqualification Event Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes of a series at our sole discretion, in whole but not in part, (i) in respect of the Fixed Reset Rate Notes, at any time and (ii) in respect of the Floating Rate Notes, only on a Floating Rate Notes Interest Payment Date, in each case at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption, in the event we determine a Loss Absorption Disqualification Event has occurred and is continuing.

Before the publication of any notice of redemption pursuant to a Loss Absorption Disqualification Event, we shall deliver to the Trustee a certificate signed by two authorised signatories of NatWest Group plc stating that, in such signatories’ belief, the condition for redemption has occurred and is continuing as at the date of the certificate, and the Trustee is entitled to conclusively rely on and shall accept such certificate as sufficient evidence of such occurrence, in which event it shall be conclusive and binding on the holders of the Senior Notes.

For these purposes:

A “Loss Absorption Disqualification Event” shall be deemed to have occurred if:

(ix)

at the time that any Loss Absorption Regulation becomes effective, and as a result of such Loss Absorption Regulation becoming so effective, in each case with respect to us and/or the Regulatory Group, on or after the issue date of the series of Senior Notes affected, the Senior Notes of such series are or, in our opinion or in the opinion of the PRA are likely to be fully or partially excluded from our and/or the Regulatory Group’s (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments; or

(x)

as a result of any amendment to, or change in, or replacement of, any Loss Absorption Regulation, or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the issue date of the series of Senior Notes affected, the Senior Notes of such series are or, in our opinion or in the opinion of the PRA are likely to be, fully or partially excluded from our and/or the Regulatory Group’s (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations as applicable to us and/or the Regulatory Group; provided that in the case of (i) and (ii) above, a Loss Absorption Disqualification Event shall not occur where such exclusion of the relevant series of Senior Notes is due to the remaining maturity of the relevant series of Senior Notes being less than any period prescribed by any applicable eligibility criteria under the relevant Loss Absorption Regulations effective with respect to us and/or the Regulatory Group on the issue date of the relevant series of Senior Notes.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the PRA, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines, rules, standards and policies relating to requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the PRA and/or the United Kingdom resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to us or to the Regulatory Group).

“PRA” means the UK Prudential Regulation Authority and/or such other governmental authority in the United Kingdom having primary supervisory authority with respect to the prudential regulation of our business.

“Regulatory Group” means us, our subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of our subsidiary undertakings from time to time and any other undertakings from time to time consolidated with us for regulatory purposes, in each case in accordance with the rules and guidance of the PRA then in effect.

Optional Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes of a series at our sole discretion, in whole but not in part, (i) in respect of the Fixed Reset Rate Notes, on August 15, 2029 (the “Fixed Reset Rate Notes Optional Redemption Date”) and (ii) in respect of the Floating Rate Notes, on November 15, 2027 (the “Floating Rate Notes Optional Redemption Date” and, together with the Fixed Reset Rate Notes Optional Redemption Date, each an “Optional Redemption Date”), in each case at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption.

The Senior Notes will not be redeemable at the option of the holders at any time.

Notice of Redemption

If we elect to redeem the Senior Notes of a series at our option on the Optional Redemption Date for such series or due to the occurrence of a tax law change or a Loss Absorption Disqualification Event, we will give holders of the Senior Notes of such series not less than fifteen (15) calendar days or more than thirty (30) calendar days’ notice in accordance with “—Notices” below, and to the Trustee at least five (5) business days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee. Except as otherwise provided herein, such notice shall be irrevocable but may be conditioned on the occurrence of any event or circumstance.

Any redemption notice will state:

●	the redemption date;
●	the redemption price;
●	that, and subject to what conditions, the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;
●	the place or places at which each holder may obtain payment of the redemption price; and
●	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such series of Senior Notes.

If we have elected to redeem the Senior Notes of any series but prior to the payment of the redemption amount with respect to such redemption the relevant UK authority exercises its UK bail-in power in respect of the relevant series of Senior Notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Conditions to Redemption and Repurchase

Notwithstanding any other provision, we may only redeem the Senior Notes of a series prior to the relevant maturity date or repurchase the Senior Notes of a series (and give notice thereof to the holders of such series of Senior Notes in the case of redemption) if we have obtained the prior consent of the PRA, to the extent such consent is at the relevant time and in the relevant circumstances required (if at all) by the Loss Absorption Regulations or applicable laws or regulations in effect in the United Kingdom.

Agreement with Respect to the Exercise of UK Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by its acquisition of Senior Notes, each holder and beneficial owner of the Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK authority which may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into ordinary shares or other securities or other obligations of NatWest Group plc or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant UK authority of such UK bail-in power. Each holder and beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK authority.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to NatWest Group plc or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (notwithstanding that the UK is no longer a member state of the European Union) and/or within the context of a UK resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised.

A reference to the “relevant UK authority” is to any authority with the ability to exercise a UK bail-in power.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any UK bail-in power by the relevant UK authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us and the Group.

If we have elected to redeem the Senior Notes of any series but prior to the payment of the redemption amount with respect to such redemption the relevant UK authority exercises its UK bail-in power with respect to the Senior Notes, the relevant redemption notices shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

The exercise of any UK bail-in power by the relevant UK authority shall not constitute a default or Event of Default under the terms of the Senior Notes or the Indenture.

In addition, by its acquisition of Senior Notes, each holder (including each beneficial holder) of the Senior Notes:

(xxi)

acknowledges and agrees that the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(xxii)

to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes;

(xxiii)	agrees that, upon the exercise of any UK bail-in power by the relevant UK authority with respect to the Senior Notes,
(a)

the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 (Control by Holders) of the Indenture, which section authorises holders of a majority in aggregate outstanding principal amount of the Senior Notes to direct certain actions relating to the Senior Notes, and

(b)

the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK authority in respect of the Senior Notes, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that we and the Trustee shall agree pursuant to a supplemental indenture.

(xxiv)

shall be deemed to have (i) consented to the exercise of any UK bail-in power which may be imposed without any prior notice by the relevant UK authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorised, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder.

For a discussion of certain risk factors relating to the UK bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

Upon the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the UK bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

Events of Default and Defaults; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Senior Notes of a series shall only result if:

●	a court of competent jurisdiction makes an order for our winding up which is not successfully appealed within 30 days; or
●	an effective shareholders’ resolution is validly adopted for our winding up,

in each case other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

There are no other Events of Default under the Senior Notes. If an Event of Default with respect to Senior Notes of a series occurs and is continuing, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Senior Notes of such series may declare the principal amount of, and any accrued but unpaid interest on such series of Senior Notes to be due and payable immediately in accordance with the terms of the Indenture. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes of such series may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

There are no other circumstances in which holders of Senior Notes or the Trustee may accelerate amounts to be paid in respect of the Senior Notes.

Default

A “Default” with respect to the Senior Notes of a series shall result if:

●	any installment of interest in respect of the Senior Notes of such series is not paid on or before the relevant Interest Payment Date and such failure continues for 14 days; or
●	all or any part of the principal amount of the Senior Notes of such series is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for 7 days.

If a Default occurs and is continuing, the Trustee may commence a proceeding for our winding up, but the Trustee may not declare the principal amount of any outstanding Senior Notes of any series to be due and payable.

However and notwithstanding any other provisions, a failure to make any payment on the Senior Notes of a series shall not be a Default if it is withheld or refused, upon independent counsel’s advice addressed to us and delivered to the Trustee, in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction. In such case, the Trustee may require us to take any action which, upon such independent counsel’s advice delivered to the Trustee, is appropriate and reasonable in the circumstances (including proceedings for a court declaration), in which case we shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or seven-day period after the Trustee gives written notice to us informing us of such determination.

Upon the occurrence of any Event of Default or Default, we shall give prompt written notice to the Trustee. In accordance with the Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Senior Notes whether in connection with any breach by us of our obligations under the Senior Notes, the Indenture or otherwise, including by judicial proceedings, provided that we shall not, as a result of any such action by the Trustee, be required to pay any amount representing or measured by reference to principal or interest on the Senior Notes of any series prior to any date on which the principal of, or any interest on, the Senior Notes of any series would have otherwise been payable.

Other than the limited remedies specified above, no remedy against us shall be available to the Trustee or the holders of the Senior Notes whether for the recovery of amounts owing in respect of such Senior Notes or under the Indenture or in respect of any breach by us of our obligations under the Indenture or in respect of the Senior Notes, except that the Trustee and the holders shall have such rights and powers as they are entitled to have under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), including the Trustee’s prior lien on any amounts collected following a Default or Event of Default for payment of the Trustee’s fees and expenses, and provided that any payments on the Senior Notes are subject to the ranking provisions set forth in the Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Notes.

The provisions described under “Description of Debt Securities—Events of Default and Defaults; Limitation of Remedies” in the accompanying prospectus do not apply to the Senior Notes.

Payment of Additional Amounts

The government of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax may require us to withhold or deduct amounts from payments on the Senior Notes for taxes or other governmental charges. If such a withholding or deduction is required, we may be required, subject to certain exceptions, to pay additional amounts such that the net amount paid to holders of the Senior Notes, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required (“Additional Amounts”). For more information on Additional Amounts and the situations in which we must pay Additional Amounts, see “Description of Debt Securities—Additional Amounts” in the accompanying prospectus.

Whenever in this prospectus supplement there is mentioned, in the context of the Senior Notes, the payment of the principal, premium, if any, or interest on or in respect of any Senior Note, such mention shall be deemed to include mention of the payment of Additional Amounts referred to above and further described under “Description of Debt Securities—Additional Amounts” in the accompanying prospectus, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of the Indenture and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Noteholder’s Waiver of Right to Set-Off

By acquiring a Senior Note, each holder (and the Trustee acting on behalf of the holders) will be deemed to have waived to the fullest extent permitted by law any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder) that they (or the Trustee acting on their behalf) might otherwise have against us, whether before or during our winding-up, liquidation or administration. Notwithstanding the above, if any such rights and claims of any such holder (or the Trustee acting on behalf of such holders) against us are discharged by set-off, such holder (or the Trustee acting on behalf of such holders) will immediately pay an amount equal to the amount of such discharge to us or, in the event of a winding-up, liquidation or administration, our liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for senior creditors, and until such time as payment is made will hold a sum equal to such amount on trust for senior creditors, and accordingly such discharge shall be deemed not to have taken place.

Trustee; Direction of Trustee

Our obligations to indemnify the Trustee in accordance with Section 6.07 (Compensation and Reimbursement) of the Indenture shall survive the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes.

By its acquisition of Senior Notes, each holder (including each beneficial holder) of the Senior Notes acknowledges and agrees that, upon the exercise of any UK bail-in power by the relevant UK authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 (Control by Holders) of the Indenture, which authorises holders of a majority in aggregate outstanding principal amount of the Senior Notes to direct certain actions relating to the Senior Notes, and (b) neither the Base Indenture nor the Fourteenth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK authority, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that we and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

See “—Events of Default and Defaults; Limitation of Remedies” above for a description of the Trustee’s procedures and remedies available in connection with an Event of Default or Default.

Notices

All notices regarding a series of Senior Notes will be deemed to be validly given if sent by first-class mail to the holders of the Senior Notes at their addresses recorded in the register.

Until such time as any definitive securities are issued, there may, so long as any Global Notes representing the Senior Notes are held in their entirety on behalf of DTC, be substituted for such notice by first-class mail the delivery of the relevant notice to DTC for communication by them to the holders of the Senior Notes, in accordance with DTC’s applicable procedures. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Notices to be given by any holders of the Senior Notes to the Trustee shall be in writing to the Trustee at its corporate trust office. While any of the Senior Notes are represented by a Global Note, such notice may be given by any holder to the Trustee through DTC in such manner as DTC may approve for this purpose.

Subsequent Holders’ Agreement

Holders of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the UK bail-in power.

Governing Law

The Senior Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as the Indenture specifies, the waiver of the right to set-off by the holders and by the Trustee acting on behalf of the holders with respect to the Senior Notes will be governed by and construed in accordance with the laws of Scotland.

Listing

We intend to apply for the listing of each series of Senior Notes on the New York Stock Exchange in accordance with its rules.